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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
TYCO INTERNATIONAL LTD.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tyco International Ltd. Second Floor 90 Pitts Bay Road Pembroke HM 08, Bermuda
Tele: 441 292-8674 Fax: 441 295-9647

January 18, 2005

Dear Shareholder,

        You are cordially invited to attend the 2005 Annual General Meeting of Shareholders of Tyco International Ltd., which will be held on March 10, 2005 at 9:00 a.m., local time, at the Grandover Resort and Conference Center, One Thousand Club Road, Greensboro, North Carolina 27407.

        Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement. We hope you are planning to attend the meeting. Your vote is important. Whether or not you are able to attend, it is important that your common shares be represented at the meeting. Accordingly, we ask that you please complete, sign, date and return the enclosed proxy card at your earliest convenience.

        On behalf of the Board of Directors and the management of Tyco, I extend our appreciation for your continued support.

Yours sincerely,

Edward D. Breen Chairman and Chief Executive Officer

Tyco International Ltd.
Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda

TYCO INTERNATIONAL LTD.

NOTICE OF 2005 ANNUAL GENERAL MEETING OF SHAREHOLDERS
TO BE HELD MARCH 10, 2005

        NOTICE IS HEREBY GIVEN that the 2005 Annual General Meeting of Shareholders of Tyco International Ltd. will be held on March 10, 2005 at 9:00 a.m., local time, at the Grandover Resort and Conference Center, One Thousand Club Road, Greensboro, North Carolina 27407, for the following purposes:

  1.
  To elect the Board of Directors;

  2.
  To re-appoint Deloitte & Touche LLP as the independent auditors and to authorize the Audit Committee of the Board of Directors to set the auditors' remuneration; and

  3.
  To consider and act on such other business as may properly come before the meeting or any adjournment thereof.

        During the meeting, management also will present Tyco's audited consolidated financial statements for the fiscal year ended September 30, 2004.

        This Notice of Annual General Meeting and Proxy Statement and the enclosed proxy card are first being sent on or about January 18, 2005 to each holder of record of Tyco common shares at the close of business on January 10, 2005. Only holders of record of Tyco common shares on January 10, 2005 are entitled to notice of, and to attend and vote at, the Annual General Meeting and any adjournment or postponement thereof. Whether or not you plan to attend the meeting, please complete, sign, date and return the enclosed proxy card to ensure that your common shares are represented at the meeting. Tyco shareholders of record who attend the meeting may vote their common shares personally, even though they have sent in proxies.

                        By Order of the Board of Directors,

                        William B. Lytton
                        Executive Vice President and General Counsel

January 18, 2005

PLEASE PROMPTLY COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD. THE PROXY IS REVOCABLE AND IT WILL NOT BE USED IF YOU: GIVE WRITTEN NOTICE OF REVOCATION TO THE SECRETARY AT TYCO INTERNATIONAL LTD., SECOND FLOOR, 90 PITTS BAY ROAD, PEMBROKE HM 08, BERMUDA PRIOR TO THE VOTE TO BE TAKEN AT THE MEETING; LODGE A LATER-DATED PROXY; OR ATTEND AND VOTE AT THE MEETING.

i

PROPOSAL NUMBER TWO—RE-APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION	41
Audit and Non-Audit Fees	42
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors	42
OTHER MATTERS	43
Costs of Solicitation	43
Presentation of Financial Statements	43
Registered and Principal Executive Offices	43
Shareholder Proposals for the 2006 Annual General Meeting	43
United States Securities and Exchange Commission Reports	44
General	44
APPENDIX A: AUDIT COMMITTEE CHARTER	A-1

ii

INFORMATION ABOUT THIS PROXY STATEMENT AND
THE ANNUAL GENERAL MEETING

Questions and Answers About Voting Your Common Shares

Why did I receive this Proxy Statement?	Tyco has sent this Notice of Annual General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, because Tyco's Board of Directors is soliciting your proxy to vote at the Annual General Meeting on March 10, 2005. This Proxy Statement contains information about the items being voted on at the Annual General Meeting and important information about Tyco. Tyco's 2004 Annual Report to Shareholders and Annual Report on Form 10-K for the fiscal year ended September 30, 2004, which includes the audited consolidated financial statements of Tyco for the fiscal year ended September 30, 2004, are enclosed with or have been sent in advance of these materials.

Tyco has sent these materials to each person who is registered as a holder of its common shares in its register of shareholders (such owners are often referred to as "holders of record") as of the close of business on January 10, 2005, the record date for the Annual General Meeting. Any Tyco shareholder as of the record date who does not receive a copy of this Notice of Annual General Meeting and Proxy Statement, together with the enclosed proxy card or voting instruction card, may obtain a copy at the Annual General Meeting or by contacting Tyco at (441) 292-8674.

Tyco has requested that banks, brokerage firms and other nominees who hold Tyco common shares on behalf of the owners of the common shares (such owners are often referred to as "beneficial shareholders" or "street name holders") as of the close of business on January 10, 2005 forward these materials, together with a proxy card or voting instruction card, to those beneficial shareholders. Tyco has agreed to pay the reasonable expenses of the banks, brokerage firms and other nominees for forwarding these materials.

Finally, Tyco has provided for these materials to be sent to persons who have interests in Tyco common shares through participation in the company share funds of the Tyco retirement savings plans and employee share purchase plans. These individuals are not eligible to vote directly at the Annual General Meeting. They may, however, instruct the trustees of these plans how to vote the common shares represented by their interests. The enclosed proxy card will also serve as voting instructions for the trustees of the plans.
Who is entitled to vote?
Each holder of record of Tyco common shares on January 10, 2005, the record date for the Annual General Meeting, is entitled to attend and vote at the Annual General Meeting. A poll will be taken on each proposal to be put to the Annual General Meeting.

How many votes do I have?
Every holder of a common share on the record date will be entitled to one vote per share for each director to be elected at the Annual General Meeting and to one vote per share on each other matter presented at the Annual General Meeting. On January 10, 2005, there were 2,023,342,451 common shares outstanding and entitled to vote at the Annual General Meeting.
What proposals are being presented at the Annual General Meeting?	Tyco intends to present proposals numbered one and two for shareholder consideration and voting at the Annual General Meeting. These proposals are for:
• Election of the Board of Directors; and
• Re-appointment of Deloitte & Touche LLP as the independent auditors and authorization of the Audit Committee of the Board to set the auditors' remuneration.

Other than matters incident to the conduct of the Annual General Meeting, Tyco does not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
How do I attend the Annual General Meeting?
All shareholders are invited to attend the Annual General Meeting. For admission to the Annual General Meeting, shareholders of record should bring the admission ticket attached to the enclosed proxy card to the Registered Shareholders check-in area, where their ownership will be verified. Those who have beneficial ownership of common shares held by a bank, brokerage firm or other nominee should come to the Beneficial Owners check-in area. To be admitted, beneficial owners must bring account statements or letters from their banks or brokers showing that they own Tyco common shares. Registration will begin at 8:00 a.m., and the Annual General Meeting will begin at 9:00 a.m.
How do I vote?	You can vote in the following ways:
•
By Mail: If you are a holder of record, you can vote by marking, dating and signing your proxy card and returning it by mail in the enclosed postage-paid envelope. If you hold your common shares in street name, you can vote by following the instructions on your voting instruction card.
•
At the Annual General Meeting: If you are planning to attend the Annual General Meeting and wish to vote your common shares in person, we will give you a ballot at the meeting. Shareholders who own their common shares in street name are not able to vote at the Annual General Meeting unless they have a proxy, executed in their favor, from the holder of record of their shares.

Even if you plan to be present at the Annual General Meeting, we encourage you to complete and mail the enclosed card to vote your common shares by proxy.
What if I return my proxy or voting instruction card but do not mark it to show how I am voting?
Your common shares will be voted according to the instructions you have indicated on your proxy or voting instruction card. If you sign and return your proxy card or voting instruction card but do not indicate instructions for voting, your common shares will be voted "FOR" the election of all nominees to the Board of Directors named on the proxy card, "FOR" proposal two and, with respect to any other matter which may properly come before the Annual General Meeting, at the discretion of the proxy holders.
May I change or revoke my vote after I return my proxy or voting instruction card?	You may change your vote at any time before it is exercised in one of three ways:
• Notify our Secretary in writing before the Annual General Meeting that you are revoking your proxy;
• Submit another proxy card (or voting instruction card if you hold your common shares in street name) with a later date; or
• If you are a holder of record, or a beneficial holder with a proxy from the holder of record, vote in person at the Annual General Meeting.
What does it mean if I receive more than one proxy or voting instruction card?
It means you have multiple accounts at the transfer agent and/or with banks and stockbrokers. Please vote all of your common shares. Beneficial shareholders sharing an address who are receiving multiple copies of the proxy materials, Annual Report and Form 10-K will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future. In addition, if you are the beneficial owner, but not the record holder, of Tyco's common shares, your broker, bank or other nominee may deliver only one copy of the Proxy Statement, Annual Report and Form 10-K to multiple shareholders who share an address unless that nominee has received contrary instructions from one or more of the shareholders. Tyco will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement, Annual Report and Form 10-K to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders who wish to receive a separate copy of the Proxy Statement, Annual Report and Form 10-K, now or in the future, should submit their request to Tyco by telephone at (441) 292-8674 or by submitting a written request to Tyco Shareholder Services, Tyco International Ltd., Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.
What constitutes a quorum?	The presence, in person or by proxy, of the holders of a majority of the common shares outstanding and entitled to vote at the Annual General Meeting constitutes a quorum for the conduct of business.

What vote is required in order to approve each proposal?
The affirmative vote of a majority of the common shares represented and voting at the Annual General Meeting is required for the election of directors, as well as the re-appointment of Tyco's independent auditors and authorization of the Audit Committee of the Board of Directors to set the auditors' remuneration. Pursuant to Bermuda law, (i) common shares which are represented by "broker non-votes" (i.e., common shares held by brokers which are represented at the Annual General Meeting but with respect to which the broker is not empowered to vote on a particular proposal) and (ii) common shares which abstain from voting on any matter, are not included in the determination of the common shares voting on such matter, but are counted for quorum purposes.
How will voting on any other business be conducted?
Other than matters incident to the conduct of the Annual General Meeting, we do not know of any business or proposals to be considered at the Annual General Meeting other than those set forth in this Proxy Statement. If any other business is proposed and properly presented at the Annual General Meeting, the proxies received from our shareholders give the proxy holders the authority to vote on the matter at their discretion.
Who will count the votes?	Mellon Investor Services will act as the inspector of election and will tabulate the votes.

Returning Your Proxy Card

        Tyco shareholders should complete and return the proxy card as soon as possible. In order to assure that your proxy is received in time to be voted at the meeting, the proxy card must be completed in accordance with the instructions on it and received at any one of the addresses set forth below by the times (being local times) and dates specified:

In Bermuda:	In the United States:
by 5:00 p.m. on March 9, 2005 by hand or mail at:	by 8:00 a.m. on March 10, 2005 by mail at:
Tyco International Ltd. Second Floor, 90 Pitts Bay Road Pembroke HM 08, Bermuda	Tyco International Ltd. c/o Mellon Investor Services P.O. Box 3510 South Hackensack, NJ 07606-9247 United States of America
In the United Kingdom:	In Australia:
by 5:00 p.m. on March 9, 2005 by hand or mail at:	by 5:00 p.m. on March 9, 2005 by hand or mail at:
Tyco International Ltd. c/o Tyco Holdings (UK) Limited 5th Floor 30-34 Moorgate London EC2R 6PJ United Kingdom	Tyco International Ltd. c/o Tyco International Pty. Limited Level 6, 12 Help Street Chatswood NSW 1515 Australia

        If your common shares are held in street name, you should return your proxy card or voting instruction card in accordance with the instructions on that card or as provided by the bank, brokerage firm or other nominee who holds Tyco common shares on your behalf.

CORPORATE GOVERNANCE

Corporate Governance Principles

        The Board of Directors has adopted governance principles to provide guidelines for the Company and the Board to ensure effective corporate governance. The governance principles are summarized below, and the full text of the governance principles is posted on the Company's website at www.tyco.com. We will also provide a copy of the governance principles to shareholders upon request.

Mission of the Board of Directors

        The business of Tyco is managed under the direction of the Board. The mission of the Board is to promote the long-term health and growth of Tyco in the interest of its shareholders and to set an ethical "tone at the top."

Board Responsibilities

        The Board's responsibilities include:

  •
  Recommending candidates to the shareholders for election to the Board;

  •
  Selecting, monitoring, evaluating, compensating and, if necessary, replacing, the chief executive officer and other senior executives, and seeing that robust management development and succession plans are maintained;

  •
  Overseeing compliance with laws and regulations and setting an ethical "tone at the top";

  •
  Appraising Tyco's major risks and its risk management and seeing that control procedures are in place;

  •
  Determining that procedures are in place to promote integrity and candor in the audit of Tyco's financial statements and operations, and in all financial reporting and disclosure;

  •
  Reviewing and approving management's strategic and business plans;

  •
  Reviewing and approving major transactions, financial plans, objectives and actions, including significant capital allocations and expenditures;

  •
  Monitoring management's performance of its plans and objectives and advising management on significant decisions; and

  •
  Assessing its own effectiveness.

Board Organization

        The Board consists of a substantial majority of independent directors who meet a stringent definition of independence. See "Independence of Nominees for Director" below. The independent directors of the Board, acting in executive session, elect a Lead Director to serve as chair of the Nominating and Governance Committee. In fiscal 2004, the independent directors elected John A. Krol as the Lead Director. The Lead Director, among other things, sets the Board agendas with Board and management input, facilitates communications among directors, works with the Chief Executive Officer to ensure appropriate information flow to the Board and chairs an executive session of the independent directors at each formal Board meeting. The Board also maintains two other standing committees—the Audit Committee and the Compensation and Human Resources Committee. All three committees are entirely composed of independent directors. Assignments to, and chairs of, the committees are recommended by the Nominating and Governance Committee and selected by the Board. All committees report on their activities to the Board.

Board Operation

        The Board normally has six regularly scheduled meetings per fiscal year and committee meetings are normally held in conjunction with Board meetings. The Board and committee chairs are responsible for conducting meetings and informal consultations in a fashion that encourages informed, meaningful and probing deliberations. Directors receive the agenda and materials in advance of meetings and may ask for additional information from, or meet with, senior managers at any time. Strategic planning and succession planning sessions are held annually at regular Board meetings.

Board Advisors

        The Board and its committees (consistent with their respective charters) may retain their own advisors as they determine necessary to carry out their responsibilities.

Board Evaluation

        The Nominating and Governance Committee coordinates an annual evaluation process by the directors of the Board's performance and procedures, including evaluation of individual directors. The three standing committees each conduct an annual evaluation of their performance and procedures, including the adequacy of their charters.

Board Compensation and Share Ownership

        Non-employee director compensation consists of cash and an award of stock units. The stock unit component reflects the Board's belief that director compensation should be tied to the performance of Tyco's common shares. The Compensation and Human Resources Committee, in collaboration with the Nominating and Governance Committee, periodically reviews the directors' compensation and recommends changes as appropriate. Directors who are also Tyco employees receive no additional compensation for serving as a director. For more information about director compensation, see "Compensation of Non-Employee Directors" below.

Charitable Contributions

        Our governance principles require that the Board approve all charitable donations by Tyco to organizations associated with a director. The amount of any such donation is limited to an amount that is less than one percent of that organization's annual charitable receipts and is less than one percent of Tyco's total annual charitable contributions. Any matching donation by Tyco to organizations associated with a director is limited to an amount that is no greater than the amount contributed by the director and is required to be made in a manner consistent with Tyco's employee matching gift program.

Independence of Nominees for Director

        The Board has determined that all of the nominees standing for election at the 2005 Annual General Meeting, other than the Chief Executive Officer, are independent of the Company in that such nominees have no material relationship with the Company either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The Board has made this determination based on the following:

  •
  Other than Edward D. Breen, no nominee for director is an officer or employee of the Company or its subsidiaries or affiliates;

  •
  No nominee for director has an immediate family member who is an officer of the Company or its subsidiaries or has any current or past material relationship with the Company;

  •
  No nominee for director, other than Mr. Breen, has worked for, consulted with, been retained by, or received anything of substantial value from the Company aside from his or her compensation as a director;

  •
  No nominee for director is, or was within the past five years, employed by the independent auditor for the Company;

  •
  No executive officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a nominee for director or a member of the immediate family of any nominee for director;

  •
  No nominee for director is an executive officer of any entity which the Company's annual sales to or purchases from exceeded one percent of either entity's annual revenues for the last fiscal year; and

  •
  No nominee for director serves as a director, trustee, executive officer or similar position of a charitable or non-profit organization to which the Company or its subsidiaries made charitable contributions or payments in fiscal 2004 in excess of one percent of the organization's charitable receipts or the Company's charitable donations.

Guide to Ethical Conduct

        We have adopted the Tyco Guide to Ethical Conduct, which applies to all employees, officers and directors of Tyco. The Guide to Ethical Conduct meets the requirements of a "code of ethics" as defined by Item 406 of Regulation S-K and applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, as well as all other employees, as indicated above. The Guide to Ethical Conduct also meets the requirements of a code of business conduct and ethics under the listing standards of the New York Stock Exchange ("NYSE"). The Guide to Ethical Conduct is posted on our website at www.tyco.com under the heading "Our Commitment—Governance." We will also provide a copy of the Guide to Ethical Conduct to shareholders upon request. We intend to disclose any amendments to the Guide of Ethical Conduct, as well as any waivers for executive officers or directors, on our website.

Communications with the Board of Directors

        The Board has established a process for shareholders to communicate with members of the Board, including the Lead Director. If you have any concern, question or complaint regarding our compliance with any policy or law, or would otherwise like to contact the Board, you can reach the Tyco Board of Directors via email at directors@tyco.com. A direct link to this email address can be found on our website at www.tyco.com under the headings "Our Commitment—Governance—Contact Tyco Board." Inquiries can be submitted anonymously and confidentially.

        All inquiries are received and reviewed by the Corporate Ombudsman, who prepares a report for the Board summarizing all items received. The Corporate Ombudsman then directs inquiries most properly addressed by other departments, such as customer service or accounts payable, to those departments and follows up with the assigned case owner to ensure that the inquiries are responded to in a timely manner. Any inquiry that presents a matter relevant to accounting, audit or internal controls, or similar issues, is presented in greater detail in the report to the Board, along with the status of any actions taken to address the issue. The Board or, in the case of accounting, audit or internal controls matters, the Audit Committee, then has the opportunity to discuss these inquiries, internally and with the Corporate Ombudsman, and directs any additional action it determines is necessary or appropriate. All matters remain on the Board report until they have been resolved.

        In connection with the 2004 Annual General Meeting, the Board recommended that shareholders vote for a shareholder proposal on environmental reporting. The proposal, which was approved by shareholders, requested that the Company report (at a reasonable cost and omitting proprietary information) by October 31, 2005 on the following items: a description of the Company's environmental management system; an analysis of the Company's toxic releases from major facilities; and plans for reduction of toxins (particularly toxins that are persistent or bioaccumulative). The Company is in the process of developing an Environment, Health and Safety ("EHS") management system designed to identify and control EHS risks and ensure compliance with all applicable laws, regulations and company policies. The Company is also in the process of collecting data regarding emissions and is developing plans for the reduction of those emissions. Also, based on the data, the Company will prepare the report contemplated by the 2004 shareholder proposal. The Company's representatives have met several times in person or by conference call with shareholder representatives to allow the continuing opportunity to provide input to the process.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

Fiscal 2004 Compensation

        The fiscal 2004 compensation package for non-employee directors consisted of an annual retainer of $80,000 and 5,963 Deferred Stock Units (DSUs) with a value at grant of $120,005. The Lead Director and the Chair of the Audit Committee received an additional annual retainer of $20,000. The Chair of the Compensation and Human Resources Committee and the Chair of the Nominating and Governance Committee each received an additional $15,000, in recognition of the responsibilities required in these roles. In addition, as approved by the Board of Directors in July 2003, any member of a special committee of the Board received meeting fees in an amount up to $1,500 for each special committee meeting that they attended. A director who is also an employee receives no additional remuneration for services as a director.

        The amount of cash retainer, Lead Director and Chair retainers and special meeting fees each Board member received during fiscal 2004 are summarized in the table below. For any director who was not a member of the Board for the entire fiscal year, the cash retainer amount reflects the pro-rated amount of the $80,000 annual retainer received by the Board member, based on the date he or she became a member of the Board. In addition, the table below lists the dates each current Board member received DSU grants during fiscal 2004 and the fair market value at the time the DSUs were granted. The DSUs were vested upon grant and are payable in the form of Tyco common shares within 30 days following termination of service as a Board member. The grant date for the DSUs may vary depending on the date on which the Board member first joined the Board as follows:

  •
  Directors who were members of the Board for the entire 2004 fiscal year received their DSU grants on the first business day of the 2004 fiscal year.

  •
  Directors who became members of the Board during fiscal 2004 (i.e., Mr. Duperreault) received their DSU grants effective the day they were elected to the Board.

	Fiscal Year 2004 Board Fees
						DSU Grant
Director	Annual Retainer		Lead/Chair Retainer		Qualified Meeting Fees	Date	DSUs Granted	Value
Dennis C. Blair	$80,000				$7,500	10/1/2003	5,963	$120,005
George W. Buckley	$80,000					10/1/2003	5,963	$120,005
Brian Duperreault	$41,540					3/25/2004	2,211	$62,250
Bruce S. Gordon	$80,000				$750	10/1/2003	5,963	$120,005
John A. Krol	$80,000		$35,000	(2)	$6,750	10/1/2003	5,963	$120,005
H. Carl McCall	$80,000				$7,500	10/1/2003	5,963	$120,005
Mackey J. McDonald	$80,000	(5)	$15,000	(3)(5)		10/1/2003	5,963	$120,005
Brendan R. O'Neill(1)	$80,000					10/1/2003	5,963	$120,005
Sandra S. Wijnberg	$80,000					10/1/2003	5,963	$120,005
Jerome B. York	$80,000		$20,000	(4)		10/1/2003	5,963	$120,005

(1)
The cash remuneration for Dr. O'Neill is paid to him in British pounds converted from U.S. dollars using the conversion rate on the day prior to the payment date.

(2)
Mr. Krol served as both the Lead Director and Chair of the Nominating and Governance Committee.

(3)
Mr. McDonald served as the Chair of the Compensation and Human Resources Committee.

(4)
Mr. York served as the Chair of the Audit Committee.

(5)
Mr. McDonald deferred $71,250 of his fiscal 2004 cash compensation in accordance with the Tyco International Ltd. Deferred Compensation Plan for Directors.

        Effective July 1, 2003, the Board approved a deferred compensation plan for non-employee directors, whereby a director may make an election to defer some or all of his or her cash remuneration for that year. Under the deferred compensation plan, an unfunded deferred compensation bookkeeping account is established for each director who elects to defer cash remuneration otherwise payable during the year. The director may choose the deemed investment of amounts credited to his/her deferred compensation account into the Interest Income Measurement Fund or a U.S. Equity Index Commingled Measurement Fund. Earnings and/or losses on the Measurement Funds mirror the investment results of funds available under the Company's 401(k) retirement savings and investment plans. Each director may elect to receive a distribution of the amounts credited to his or her deferred compensation account in a lump sum cash payment either at termination from the Board or at the end of five years or other period in five-year increments after it is deferred, whether or not the director is still a member of the Board at the end of that period. As of the end of fiscal 2004, one director, Mr. McDonald, had enrolled in the plan.

        In July 2003, the Board approved stock ownership guidelines that require directors to own $240,000 worth of Tyco common shares within three years. The guidelines also provide that the value of vested DSUs counts toward the ownership requirement.

Fiscal 2005 Compensation

        For the Board of Directors, the annual cash retainer for fiscal 2005 remains $80,000. The Lead Director and Chair of the Audit Committee will each receive an additional annual retainer of $20,000 and the Chair of the Compensation and Human Resources Committee and the Chair of the Nominating and Governance Committee will each receive an additional annual retainer of $15,000, in recognition of the responsibilities required in these roles. All fees are payable quarterly and pro-rated if the director begins or ends Board service during the quarter. Directors who are members of a special committee of the Board will also receive a fee of up to $1,500 for each meeting of the special committee.

        In addition to the cash fees, on October 1, 2004, each director received a grant of DSUs under the 2004 Stock and Incentive Plan with a value of $120,026, based on the average fair market value of a common share for the 60 calendar day period ending on September 30, 2004. That value per share was $30.9028; therefore, each Board member was credited with 3,884 DSUs. Under the terms of the grant agreements, each DSU is vested when granted and will be payable in the form of Tyco common shares within 30 days following termination of service as a Board member. Dividend equivalents are credited to each member's DSU account at the same time and in the same amount as dividends that are paid to shareholders on common shares. Dividend equivalents are used to credit additional DSUs to the account based on the fair market value of a common share on the dividend payment date.

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

        Upon the recommendation of the Nominating and Governance Committee and the Special Nominating Committee (as described under "Committees of the Board of Directors" below), the Board has nominated for election at the 2005 Annual General Meeting a slate of 12 nominees, consisting of 11 individuals who are currently serving on the Board and one new nominee. The nominees who are currently serving on the Board are Ms. Wijnberg, Admiral Blair, Dr. O'Neill and Messrs. Breen, Buckley, Duperreault, Gordon, Krol, McCall, McDonald and York, and the new nominee is Mr. Rajiv Gupta. Biographical information regarding each of the 12 nominees is set forth below.

        The election of directors will take place at the Annual General Meeting. Election of each director requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. Shareholders are entitled to one vote per share for each of the 12 directors to be elected. If the 12 nominees are elected, the size of Tyco's Board will be set at 12 directors. Tyco is not aware of any reason why any of the nominees will not be able to serve if elected. Each of the directors elected will serve until the 2006 Annual General Meeting and until their successors, if any, are elected and qualified.

Current Directors Nominated for Re-election

        Dennis C. Blair—Admiral Blair (U.S. Navy, Ret.), age 57, joined our Board in March 2003. Admiral Blair is President and Chief Executive Officer of The Institute for Defense Analyses, a federally funded research and development center. Admiral Blair retired as Commander in Chief of the U.S. Pacific Command in 2002 after more than 30 years of service in the armed forces. Previously, Admiral Blair served as Vice Admiral and Director of the Joint Staff and Associate Director of Central Intelligence for Military Support. Admiral Blair graduated from the U.S. Naval Academy and holds a Master's degree from Oxford University. Admiral Blair also serves as a director of EDO Corporation, a defense contractor.

        Edward D. Breen—Mr. Breen, age 48, has been our Chairman and Chief Executive Officer since July 2002. Prior to joining Tyco, Mr. Breen was President and Chief Operating Officer of Motorola from January 2002 to July 2002; Executive Vice President and President of Motorola's Networks Sector from January 2001 to January 2002; Executive Vice President and President of Motorola's Broadband Communications Sector from January 2000 to January 2001; Chairman, President and Chief Executive Officer of General Instrument Corporation from December 1997 to January 2000; and, prior to December 1997, President of General Instrument's Broadband Networks Group. Mr. Breen also serves as a director of McLeod USA Incorporated.

        George W. Buckley—Mr. Buckley, age 57, joined our Board in December 2002. He is the Chairman and Chief Executive Officer of Brunswick Corporation, a global leader in the leisure products industry. Mr. Buckley joined Brunswick in 1997 and has held the role of Chairman and Chief Executive Officer since June 2000. Prior to that time, he served as the Chief Technology Officer (for Motors, Controls and Appliance Components) and President of two divisions during his career at Emerson Electric Company from 1993 to 1997. Mr. Buckley did combined postgraduate work at Huddersfield and Southampton Universities and received a Ph.D. in engineering at the University of Huddersfield in 1977. Mr. Buckley also serves as a director of Ingersoll Rand Co. Ltd.

        Brian Duperreault—Mr. Duperreault, age 57, joined our Board in March 2004. Mr. Duperreault has served as Chairman of ACE Limited, an international provider of a broad range of insurance and reinsurance products, since October 1994. He also served as Chief Executive Officer of ACE Limited from October 1994 through May 2004, and as its President from October 1994 through November 1999. Prior to joining ACE, Mr. Duperreault had been employed with American Insurance Group ("AIG") since 1973 and served in various senior executive positions with AIG and its affiliates from 1978 until September 1994, most recently as Executive Vice President, Foreign General Insurance and, concurrently, as Chairman and Chief Executive Officer of AIU Insurance ("AIU") from April 1994 to

September 1994. Mr. Duperreault was President of AIU from 1991 to April 1994, and Chief Executive Officer of AIG affiliates in Japan and Korea from 1989 until 1991. Mr. Duperreault serves as a member of The American Academy of Actuaries, a member of the Board of Trustees of Saint Joseph's University, a member of the College of Insurance's Board of Trustees and a director of the Bank of N.T. Butterfield & Son Limited.

        Bruce S. Gordon—Mr. Gordon, age 58, joined our Board in January 2003. Mr. Gordon was the President of Retail Markets at Verizon Communications, Inc., a provider of wireline and wireless communications, until his retirement in December 2003. Prior to the merger of Bell Atlantic Corporation and GTE, which formed Verizon in July 2000, Mr. Gordon fulfilled a variety of positions at Bell Atlantic Corporation, including Group President, Vice President, Marketing and Sales, and Vice President, Sales. Mr. Gordon graduated from Gettysburg College and received a M.S. from Massachusetts Institute of Technology. Mr. Gordon also serves as a director of The Southern Company.

        John A. Krol—Mr. Krol, age 68, joined our Board in August 2002. Mr. Krol was the Chairman and Chief Executive Officer of E.I. du Pont de Nemours & Company, where he spent his entire career until his retirement in 1998. E.I. du Pont de Nemours is a global research and technology-based company serving worldwide markets, including food and nutrition, health care, agriculture, fashion and apparel, home and construction, electronics and transportation. Mr. Krol also serves as a director of ACE Limited, MeadWestvaco Corporation and Milliken & Company, a private company. Mr. Krol graduated from Tufts University where he received a B.S. and M.S. in chemistry. Mr. Krol is the Lead Director of the Board and Chair of the Company's Nominating and Governance Committee.

        H. Carl McCall—Mr. McCall, age 69, joined our Board in March 2003. Mr. McCall has served as a principal of Convent Capital, LLC, a financial advisory firm, since April 2004. Mr. McCall served as Comptroller of the State of New York from 1993 until November 2002, when he became the Democratic nominee for Governor of the State of New York. Prior to his position as Comptroller, Mr. McCall was a Vice President of Citicorp for eight years. He has also served as President of the New York City Board of Education, a U.S. ambassador to the United Nations, Commissioner of the Port Authority of New York and New Jersey, Commissioner of the New York State Division of Human Rights and was elected to three terms as New York State Senator. Mr. McCall received a Bachelor's degree from Dartmouth College and a Master's of divinity degree from Andover-Newton Theological School. Mr. McCall serves as a director of New Plan, a real estate investment corporation and Standard Commercial Corporation, one of the world's largest leaf tobacco dealers.

        Mackey J. McDonald—Mr. McDonald, age 58, joined our Board in November 2002. Mr. McDonald serves as the Chairman, President and Chief Executive Officer of VF Corporation, a designer, manufacturer and marketer of jeanswear, intimate apparel, playwear, workwear and daypacks. Mr. McDonald began his tenure at VF Corporation in 1982 and was named Chairman, President and Chief Executive Officer in 1998. Mr. McDonald graduated from Davidson College and received his M.B.A. in marketing from Georgia State University. Mr. McDonald also serves as a director of Wachovia Corporation and Hershey Foods Corporation. Mr. McDonald is the Chair of the Company's Compensation and Human Resources Committee.

        Brendan R. O'Neill—Dr. O'Neill, age 56, joined our Board in March 2003. Dr. O'Neill was Chief Executive Officer and director of Imperial Chemical Industries PLC ("ICI"), a manufacturer of specialty products and paints, until April 2003. Dr. O'Neill joined ICI in 1998 as its Chief Operating Officer and Director, and was promoted to Chief Executive Officer in 1999. Prior to Dr. O'Neill's career at ICI, he held numerous positions at Guinness PLC, including Chief Executive of Guinness Brewing Worldwide Ltd, Managing Director International Region of United Distillers, and Director of Financial Control. Dr. O'Neill also held positions at HSBC Holdings PLC, BICC PLC and the Ford Motor Company. He has an M.A. from the University of Cambridge and a Ph.D. in chemistry from the University of East Anglia, and is a Fellow of the Chartered Institute of Management Accountants (U.K.). Dr. O'Neill is a director of Rank Group Plc.

        Sandra S. Wijnberg—Ms. Wijnberg, age 48, joined our Board in March 2003. Ms. Wijnberg is the Senior Vice President and Chief Financial Officer at Marsh & McLennan Companies, Inc., a professional services firm with insurance and reinsurance brokerage, consulting and investment management businesses. Before joining Marsh & McLennan Companies, Inc. in January 2000, Ms. Wijnberg served as a Senior Vice President and Treasurer of Tricon Global Restaurants, Inc. and held various positions at PepsiCo, Inc., Morgan Stanley Group, Inc. and American Express Company. Ms. Wijnberg is a graduate of the University of California, Los Angeles and received an M.B.A. from the University of Southern California.

        Jerome B. York—Mr. York, age 66, joined our Board in November 2002. Since 2000, Mr. York has been Chief Executive Officer of Harwinton Capital Corporation, a private investment company that he controls. From 2000 to 2003, he was the Chairman, President and Chief Executive Officer of MicroWarehouse, Inc. a computer reseller, and prior to that he was the Vice Chairman of Tracinda Corporation from 1995 to 1999, Chief Financial Officer of IBM Corporation from 1993 to 1995 and held various positions at Chrysler Corporation from 1979 to 1993. Mr. York graduated from the United States Military Academy, and received an M.S. from the Massachusetts Institute of Technology and an M.B.A. from the University of Michigan. Mr. York also serves as a director of Metro-Goldwyn-Mayer, Inc. and Apple Computer, Inc. Mr. York is the Chair of the Company's Audit Committee.

New Nominee for Director

        Rajiv L. Gupta—Mr. Gupta, 59, has served as Chairman and Chief Executive Officer of Rohm and Haas Company, a worldwide producer of specialty materials, from 1999 to the present. Previously, he served as Vice Chairman of Rohm and Haas Company from 1998 to 1999, Director of the Electronic Materials business from 1996 to 1999, and Vice President and Regional Director of the Asia-Pacific Region from 1993 to 1998. Mr. Gupta holds a B.S. degree in mechanical engineering from the Indian Institute of Technology, a M.S. in operations research from Cornell University and a M.B.A. in finance from Drexel University. Mr. Gupta also is a director of The Vanguard Group.

The Board recommends that shareholders vote FOR the election of all 12 nominees for Director.

Committees of the Board of Directors

        During the term for fiscal 2004, the Board met eight times. All of our directors attended at least 85% of the meetings of the Board and the committees on which they serve. The Board's governance principles provide that Board members are expected to attend each annual general meeting. At the 2004 Annual General Meeting, all of the current Board members were in attendance.

        The Board maintains three standing committees: Audit, Compensation and Human Resources, and Nominating and Governance. In addition, in fiscal 2004 two special committees, the Special Committee Regarding Bermuda and the Special Committee Regarding Derivative Litigation, held meetings, although both completed their designated tasks and dissolved in fiscal 2004. Assignments to, and chairs of, the committees are recommended by the Nominating and Governance Committee and selected by the Board. All committees report on their activities to the Board.

        The independent directors of the Board, acting in executive session, elected Mr. Krol to serve as the Lead Director and as Chair of the Nominating and Governance Committee. The Lead Director, among other things, sets the Board agendas with Board and management input, facilitates communication among directors, works with the Chief Executive Officer to ensure appropriate information flow to the Board, and chairs an executive session of the independent directors at each formal Board meeting.

        Audit Committee.    The Audit Committee monitors the integrity of Tyco's financial statements, the independence and qualifications of the independent auditors, the performance of Tyco's internal auditors as well as the independent auditors, Tyco's compliance with legal and regulatory requirements and the effectiveness of Tyco's internal controls. The Audit Committee is also responsible for retaining

(subject to shareholder approval), evaluating, setting the remuneration of, and, if appropriate, recommending the termination of Tyco's independent auditors. The Audit Committee has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee operates under a charter approved by the Board. The charter is posted on Tyco's website at www.tyco.com and is attached to this Proxy Statement as Appendix A. We will also provide a copy of the charter to shareholders upon request. The Audit Committee held eight meetings during fiscal 2004. The members of the Audit Committee are Messrs. Duperreault, Gordon and York and Dr. O'Neill, each of whom is independent under NYSE listing standards for audit committee members. Mr. York is the Chair of the Committee. The Board has determined that Messrs. Duperreault and York and Dr. O'Neill are audit committee financial experts.

        Compensation and Human Resources Committee.    The Compensation and Human Resources Committee reviews and approves compensation and benefits policies and objectives, determines whether Tyco's officers, directors and employees are compensated according to these objectives, and carries out the Board's responsibilities relating to the compensation of Tyco's executives. The Compensation and Human Resources Committee operates under a charter approved by the Board. The charter is posted on Tyco's website at www.tyco.com, and we will also provide a copy of the charter to shareholders upon request. The Compensation and Human Resources Committee held five meetings during fiscal 2004. The members of the Compensation and Human Resources Committee are Admiral Blair and Messrs. Buckley and McDonald, each of whom is independent under NYSE listing standards. Mr. McDonald is the Chair of the Committee.

        Nominating and Governance Committee.    The Nominating and Governance Committee is responsible for identifying individuals qualified to become Board members, recommending to the Board the director nominees for the annual general meeting of shareholders, developing and recommending to the Board a set of corporate governance principles, and playing a general leadership role in Tyco's corporate governance. The Nominating and Governance Committee is also currently overseeing the development of our EHS management system, described above under "Communications with the Board of Directors." The Nominating and Governance Committee operates under a charter approved by the Board. The charter is posted on Tyco's website at www.tyco.com, and we will also provide a copy of the charter to shareholders upon request. The Nominating and Governance Committee held five meetings during fiscal 2004. The members of the Nominating and Governance Committee are Ms. Wijnberg and Messrs. Krol and McCall, each of whom is independent under NYSE listing standards. Mr. Krol is the Chair of the Committee.

        Special Nominating Committee.    In November 2004, the Board appointed a Special Nominating Committee to review the qualifications of the current directors and recommend a slate of nominees for the 2005 Annual General Meeting. The Special Nominating Committee operated under the charter of the Nominating and Governance Committee and held three meetings. The members of the Special Nominating Committee were Admiral Blair and Messrs. McDonald and York, each of whom is independent under NYSE listing standards. Admiral Blair was the Chair of the Committee. Following the completion of its assigned task in December 2004, the Special Nominating Committee dissolved.

        Special Committee Regarding Bermuda.    The Special Committee Regarding Bermuda was appointed by the Board in March 2003 to evaluate the costs, benefits, advantages and disadvantages of remaining a Bermuda company or reincorporating in a different jurisdiction. The members of the Special Committee Regarding Bermuda were Messrs. Gordon, Krol, McCall and York. The Chair of the Committee was Mr. Krol. This Committee held one meeting in fiscal 2004, after which it dissolved, having completed its assigned task and submitted its recommendation to the shareholders in the proxy statement for the 2004 Annual General Meeting.

        Special Committee Regarding Derivative Litigation.    The Special Committee Regarding Derivative Litigation was appointed by the Board in March 2003 for the purpose of considering and investigating the shareholder derivative lawsuits that have been filed against the Company and recommending to the Board whether additional legal action should be pursued by the Company. The Special Committee Regarding Derivative Litigation held seven meetings during fiscal 2004. The members of the Special Committee Regarding Derivative Litigation were Admiral Blair and Messrs. Krol and McCall. The Chair of the Committee was Mr. Krol. In September 2004, this Committee completed its designated task and was dissolved.

Nomination of Directors

        As provided in its charter, the Nominating and Governance Committee will consider nominations submitted by shareholders. The Nominating and Governance Committee, in accordance with the Board's governance principles, seeks to create a Board that is as a whole strong in its collective knowledge of and diversity of skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, crisis management, risk assessment, industry knowledge, corporate governance and global markets. When the Committee reviews a potential new candidate, the Committee looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at that time given the then current mix of director attributes.

        General criteria for the nomination of director candidates include:

  •
  The highest ethical standards and integrity;

  •
  A willingness to act on and be accountable for Board decisions;

  •
  An ability to provide wise, informed and thoughtful counsel to top management on a range of issues;

  •
  A history of achievement that reflects superior standards for themselves and others;

  •
  Loyalty and commitment to driving the success of the Company;

  •
  An ability to take tough positions while at the same time working as a team player; and

  •
  Individual backgrounds that provide a portfolio of experience and knowledge commensurate with the Company's needs.

        The Company also strives to have all directors, other than the Chief Executive Officer, be independent. In addition to having such directors meet the NYSE definition of independence, the Board has set its own more stringent standards of independence, as described under "Corporate Governance—Independence of Nominees for Director" above. The Committee must also ensure that the members of the Board as a group maintain the requisite qualifications under NYSE listing standards for populating the Audit, Compensation and Human Resources and Nominating and Governance Committees. The Board governance principles limit the number of other public company boards of directors on which a non-executive director can serve to three for directors who are fully employed and five for directors who are not fully employed. Directors must also resign from the Board at the annual general meeting of shareholders following their 72nd birthday.

        To recommend a nominee, a shareholder should write to Tyco's Secretary at Tyco's registered address in Pembroke, Bermuda. Any such recommendation must include:

  •
  the name and address of the candidate;

  •
  a brief biographical description, including his or her occupation for at least the last five years, and a statement of the qualifications of the candidate, taking into account the qualification requirements set forth above; and

  •
  the candidate's signed consent to serve as a director if elected and to be named in the proxy statement.

The recommendation must also include documentary evidence of ownership of Tyco common shares if the shareholder is a beneficial owner, as well as the date the shares were acquired, as required by the Company's Amended and Restated Bye-Laws.

        To be considered by the Nominating and Governance Committee for nomination and inclusion in the Company's proxy statement for the 2006 Annual General Meeting of Shareholders, shareholder recommendations for director must be received by Tyco's Secretary no later than September 20, 2005. Once the Company receives the recommendation, the Company will deliver a questionnaire to the candidate that requests additional information about the candidate's independence, qualifications and other information that would assist the Nominating and Governance Committee in evaluating the candidate, as well as certain information that must be disclosed about the candidate in the Company's proxy statement, if nominated. Candidates must complete and return the questionnaire within the time frame provided to be considered for nomination by the Committee.

        The Nominating and Governance Committee currently employs a third party search firm to assist the Committee in identifying candidates for director. The Committee also receives suggestions for director candidates from Board members. The new director nominee, Mr. Gupta, was recommended by one of the non-management directors of the Company. The other 11 nominees for director are all current members of the Board. In evaluating candidates for director, the Committee uses the qualifications described above, and evaluates shareholder candidates in the same manner as candidates from all other sources. Based on the Nominating and Governance Committee's evaluation of the new nominee's satisfaction of the qualifications described above and, for current directors, the Special Nominating Committee's evaluation of both their satisfaction of these qualifications and their performance as directors in fiscal 2004, each nominee was recommended for election or re-election, as applicable.

Executive Officers

        In addition to Mr. Breen, Tyco's Chief Executive Officer who also serves on the Board and whose biographical information is set forth above, the executive officers of Tyco are:

        David J. FitzPatrick—Mr. FitzPatrick, age 50, has been our Executive Vice President and Chief Financial Officer since September 2002. Prior to joining Tyco, Mr. FitzPatrick was Senior Vice President and Chief Financial Officer of United Technologies Corporation from June 1998 to September 2002.

        William B. Lytton—Mr. Lytton, age 56, has been our Executive Vice President and General Counsel since September 2002. Prior to joining Tyco, Mr. Lytton was Senior Vice President and General Counsel for International Paper Company from January 1999 to September 2002; and Vice President and General Counsel for International Paper from 1996 to 1999.

        Eric M. Pillmore—Mr. Pillmore, age 51, has been our Senior Vice President of Corporate Governance since August 2002. Prior to joining Tyco, Mr. Pillmore was Senior Vice President, Chief Financial Officer and Secretary of Multilink Technology Corporation from July 2000 to August 2002. From April 2000 to May 2000, Mr. Pillmore was Senior Vice President of Finance and Chief Financial Officer of McData Corporation. From January 2000 to April 2000, Mr. Pillmore was Senior Vice President of Finance and Director of Motorola's Broadband Communications Sector. From December 1997 to January 2000, Mr. Pillmore was Chief Financial Officer of General Instrument Corporation.

        Juergen W. Gromer—Dr. Gromer, age 60, has been President of Tyco Electronics since April 1999. Dr. Gromer was Senior Vice President, Worldwide Sales and Service, of AMP Incorporated (acquired by Tyco in April 1999) from 1998 to April 1999; President, Global Automotive Division, and Corporate Vice President of AMP from 1996 to 1998; and Vice President and General Manager of various divisions of AMP from 1990 to 1996.

        Thomas J. Lynch—Mr. Lynch, age 49, has been President of Tyco Engineered Products and Services since September 2004. Prior to joining Tyco, Mr. Lynch was at Motorola where he was Executive Vice

President and President and Chief Executive Officer, Personal Communications Sector since August 2002; Executive Vice President and President, Integrated Electronic Systems Sector from January 2001 to August 2002; Senior Vice President and General Manager, Satellite & Broadcast Network Systems, Broadband Communications Sector from February 2000 to January 2001; and Senior Vice President and General Manager, Satellite & Broadcast Network Systems, of General Instrument Corporation from May 1998 to February 2000.

        Robert P. Mead—Mr. Mead, age 54, is the former President of Tyco Engineered Products and Services (formerly Tyco Flow Control Products), in which position he served from May 1993 to September 2004, except for a temporary six-month period from October 2000 to March 2001 when he served as a Senior Vice President of Tyco International (US) Inc. Mr. Mead has been associated with Tyco and its predecessors since 1973.

        Richard J. Meelia—Mr. Meelia, age 55, has been President of Tyco Healthcare since 1995. Mr. Meelia is a director of Aspect Medical Systems, Inc., a manufacturer of brain monitoring equipment.

        David E. Robinson—Mr. Robinson, age 45, has been President of Tyco Fire and Security Services since March 2003, and prior to that was President of Tyco Plastics and Adhesives from November 2002. Prior to joining Tyco, Mr. Robinson was Executive Vice President of Motorola and President of Motorola's Broadband Communications Sector from January 2001 to June 2002; Senior Vice President of Motorola and General Manager, Digital Network Systems, for Motorola's Broadband Communications Sector from January 2000 to January 2001; Senior Vice President and General Manager for General Instrument Corporation from April 1998 to January 2000; and Vice President and General Manager, Digital Network Systems for General Instrument Corporation from November 1995 to April 1998.

        Terry A. Sutter—Mr. Sutter, age 47, has been President of Tyco Plastics and Adhesives since March 2003. Prior to joining Tyco, Mr. Sutter was President of the Specialty Chemicals division of Cytec Industries, one of the world's leading specialty chemicals companies, since August 2002. Prior to joining Cytec, Mr. Sutter was at Honeywell International, formerly AlliedSignal, Inc., where he was President, Industry Solutions from July 2001 to August 2002; Vice President and General Manager, Fluorine Solutions from July 1999 to July 2001; and Vice President, Marketing and Business Development, Specialty Chemicals from July 1998 to July 1999.

        Edward C. Arditte—Mr. Arditte, age 49, has been our Senior Vice President, Investor Relations since May 2003. Prior to joining Tyco, Mr. Arditte was at BancBoston Capital, the private equity investment arm of FleetBoston Financial, where he served as Chief Financial Officer since January 2002. Prior to serving as the Chief Financial Officer of BancBoston Capital, Mr. Arditte spent over 15 years at Textron Inc., a corporation with global operations in a diverse set of industrial businesses. During his tenure at Textron, Mr. Arditte held a number of positions of increasing responsibility, including Vice President Investor Relations and Risk Management; Vice President Communications and Risk Management; Vice President, Finance and Business Development at the Textron Fastening Systems Group; and Vice President and Treasurer for Textron Inc.

        Carol Anthony ("John") Davidson—Mr. Davidson, age 49, has been our Senior Vice President, Controller and Chief Accounting Officer since January 2004. Prior to joining Tyco, Mr. Davidson was at Dell Inc., where he served as Vice President, Audit, Risk and Compliance. While at Dell he also served in other senior capacities, including Chief Compliance Officer, Vice President and Corporate Controller and Vice President of Internal Audit. He joined Dell in 1997 from Eastman Kodak Company, where he worked 16 years in a variety of financial, accounting and auditing positions of increasing responsibility.

        Dana S. Deasy—Mr. Deasy, age 45, has been our Senior Vice President and Chief Information Officer since July 2003. Prior to joining Tyco, Mr. Deasy served as Vice President and Chief

Information Officer of The Americas for Siemens Corporation. Prior to joining Siemens in October 1999, Mr. Deasy was the Chief Information Officer of General Motors Locomotive Group from June 1997 to September 1999.

        John E. Evard, Jr.—Mr. Evard, Jr., age 58, has been our Senior Vice President and Chief Tax Officer since December 2002. Prior to joining Tyco, Mr. Evard was Vice President, Tax of United Technologies Corporation from August 2000. Prior to joining United Technologies, Mr. Evard held a number of positions at CNH Global N.V. and its predecessor company, Case Corp., including Senior Vice President, Corporate Development, and General Tax Counsel from December 1989 to August 2000.

        Martina Hund-Mejean—Ms. Hund-Mejean, age 44, has been our Senior Vice President and Treasurer since December 2002. Prior to joining Tyco, Ms. Hund-Mejean served as Senior Vice President and Treasurer at Lucent Technologies, Inc. from November 2000 to December 2002. Prior to joining Lucent, she spent 12 years at General Motors where she held various positions of ascending importance, including most recently Assistant Treasurer from 1998 to 2000.

        Laurie Siegel—Ms. Siegel, age 48, has been our Senior Vice President, Human Resources since January 2003. Ms. Siegel was at Honeywell International from 1994 to 2003, where she held positions in the Human Resources function. After leading the compensation organization from 1994 to 1997, she served as Corporate Vice President of Human Resources until 1999. Thereafter, she served as Vice President of Human Resources in the Aerospace and Specialty Materials divisions. Ms. Siegel is a director of Hayes Lemmerz International, Inc.

        Charles H. Young—Mr. Young, age 40, has been our Senior Vice President of Corporate Marketing and Communications since July 2003. Prior to joining Tyco, Mr. Young was the General Manager of Global Marketing for GE Medical Systems. During his 15-year tenure with GE, he held a number of positions of increasing responsibility, including global marketing leader for GE Medical, General Manager of Corporate Communications for GE Medical, and Director of Communications and Public Affairs for GE Global Research.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number of shares of common stock beneficially owned as of October 1, 2004, by each director, nominee for director, executive officer named in the Summary Compensation Table under "Executive Officer Compensation" below and the directors and executive officers of the Company as a group.

Beneficial Owner	Title	Number of Common Shares Beneficially Owned(1)
Dennis C. Blair	Director	29,859	(3)(4)
Edward D. Breen	Chairman and Chief Executive Officer	4,704,458	(2)(3)(4)
George W. Buckley	Director	29,859	(3)(4)
Brian Duperreault	Director	6,338	(3)
David J. FitzPatrick	Executive Vice President and Chief Financial Officer	1,313,839	(2)(3)(4)
Bruce S. Gordon	Director	31,859	(3)(4)
Juergen W. Gromer	President—Tyco Electronics	2,579,299	(2)(4)
Rajiv L. Gupta	Nominee for Director	—
John A. Krol	Lead Director	40,369	(3)(4)
William B. Lytton	Executive Vice President and General Counsel	586,587	(2)(3)(4)
H. Carl McCall	Director	29,859	(3)(4)
Mackey J. McDonald	Director	29,859	(3)(4)
Brendan R. O'Neill	Director	29,859	(3)(4)
David E. Robinson	President—Tyco Fire and Security	459,434	(2)(4)(5)
Sandra S. Wijnberg	Director	29,859	(3)(4)
Jerome B. York	Director	64,859	(3)(4)
All current directors and executive officers as a group (28 persons)		15,817,015	(6)

(1)
The number shown reflects the number of common shares owned beneficially as of October 1, 2004, based on information furnished by the persons named, public filings and Tyco's records. A person is deemed to be a beneficial owner of common shares if he or she, either alone or with others, has the power to vote or to dispose of those common shares. Except as otherwise indicated below and subject to applicable community property laws, each owner has sole voting and sole investment authority with respect to the shares listed. To the extent indicated in the notes below, common shares beneficially owned by a person include common shares of which the person has the right to acquire beneficial ownership within 60 days after October 1, 2004. All amounts shown are less than 1% of the outstanding common shares. There were 2,022,731,846 Tyco common shares outstanding as of October 1, 2004.

(2)
Includes shares of restricted common stock as follows: Mr. Breen, 200,000; Mr. FitzPatrick, 60,000; Mr. Lytton, 40,000; and Mr. Robinson, 100,000. Also includes 110,000 restricted stock units held by Dr. Gromer.

(3)
Includes vested deferred stock units ("DSUs") as follows: Admiral Blair, 9,859; Mr. Breen, 640,115; Mr. Buckley, 9,859; Mr. Duperreault, 6,097; Mr. FitzPatrick, 134,338; Mr. Gordon, 9,859; Mr. Krol, 9,859; Mr. Lytton, 100,753; Mr. McCall, 9,859; Mr. McDonald, 9,859; Dr. O'Neill, 9,859;

  Ms. Wijnberg, 9,859; and Mr. York, 9,859. Distribution of the DSUs will occur upon (i) the termination of the individual from the Company or the Company's Board of Directors (other than for cause) or (ii) a change in control of the Company. Upon such termination or change in control, as the case may be, the Company will issue to the individual the number of Tyco common shares equal to the aggregate number of vested DSUs credited to the individual, including DSUs received through the accrual of dividends.

(4)
Includes the maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or will vest before November 30, 2004 as follows: Admiral Blair, 20,000; Mr. Breen, 3,833,333; Mr. Buckley, 20,000; Mr. FitzPatrick, 1,100,000; Mr. Gordon, 20,000; Dr. Gromer, 2,181,975; Mr. Krol, 24,110; Mr. Lytton, 443,334; Mr. McCall, 20,000; Mr. McDonald, 20,000; Dr. O'Neill, 20,000; Mr. Robinson, 333,333; Ms. Wijnberg, 20,000; and Mr. York, 20,000.

(5)
Includes 100 shares owned by Mr. Robinson's spouse.

(6)
Includes 8,846 shares held indirectly as to which voting and/or investment power is shared with or controlled by another person and as to which voting beneficial ownership is not disclaimed.

        The following table sets forth the information indicated for persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common shares.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Common Stock Outstanding on September 30, 2004
FMR Corp.(1) 82 Devonshire Street Boston, MA 02109	153,333,467	7.6%
Capital Research and Management Company(2) 333 South Hope Street Los Angeles, CA 90071	129,227,110	6.4%

(1)
The amount shown and the following information was provided by FMR Corp. pursuant to a Schedule 13G/A dated February 16, 2004, indicating beneficial ownership as of December 31, 2003. The Schedule 13G/A indicates that FMR Corp., on behalf of certain of its direct and indirect subsidiaries, and Fidelity International Limited, on behalf of certain of its direct and indirect subsidiaries (collectively, "Fidelity"), indirectly held the indicated number of common shares. The beneficial ownership of the common shares arises in the context of passive investment activities by the various investment accounts managed by Fidelity, and Fidelity has sole dispositive power over all of the shares indicated. According to the Schedule 13G/A, Edward C. Johnson 3d and Abigail P. Johnson also hold sole dispositive power over the common shares held by Fidelity. The amount indicated assumes the conversion of the following convertible notes held by Fidelity: Tyco International Group S.A. 2.750% Series A Senior Convertible Debentures due 2018, which convert into 610,406 common shares; Tyco International Group S.A. 3.125% Series B Senior Convertible Debentures due 2023, which convert into 6,494,052 common shares; and ADT Operations Liquid Yield Option™ Notes due 2010, which convert into 1,048,722 common shares.

(2)
The amount shown and the following information was provided by Capital Research and Management Company pursuant to a Schedule 13G/A dated February 10, 2004, indicating beneficial ownership as of December 31, 2003. Capital Research and Management Company is an investment advisor registered under Section 203 of the Investment Advisor Act of 1940 and has indicated that it has sole dispositive power with respect to the 129,227,110 common shares as a result of acting as an investment advisor to various investment companies. The amount indicated includes 2,299,110 common shares resulting from the assumed conversion of Tyco International Group S.A. 3.125% Series B Senior Convertible Debentures due 2023 held by Capital Research and Management Company.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

        The table below presents the annual and long-term compensation for services in all capacities to Tyco and its subsidiaries for the periods shown for Tyco's Chief Executive Officer and the other four most highly compensated executive officers of Tyco during fiscal 2004 (the "Named Officers"). No executive officer who would otherwise have been includable in such table on the basis of compensation for fiscal 2004 has been excluded by reason of his or her termination of employment or change in executive status during the fiscal year. All dollar amounts are in United States dollars unless otherwise indicated.

Long Term Compensation
Annual Compensation
Shares Underlying Stock Options
Name & Principal Position	Year	Salary(2)		Bonus			Other Annual Compensation(4)			Restricted Stock/DSU (Value/ # Shares)(8)			All Other Compensation(9)
Edward D. Breen Chairman & CEO	2004 2003 2002	$ $ $	1,540,000 1,500,000 278,846	$ $ $	3,120,000 1,500,000 3,779,452		$ $ $	271,936 425,293 169,996	(5) (6) (7)	$ $	5,559,000 — 11,427,750	600,000 — 7,350,000	$ $ $	228,315 330,250 19,014
Juergen Gromer (1) President, Tyco Electronics	2004 2003 2002	$ $ $	999,575 916,637 775,549	$ $ $	1,999,149 1,992,328 3,392,059	(3)		— — —	(5) (6) (7)	$ $	1,667,700 713,500 —	275,000 450,000 600,000		— — —
David J. FitzPatrick Executive Vice President & CFO	2004 2003 2002	$ $ $	765,000 750,000 25,962	$ $ $	1,560,000 750,000 500,000		$ $ $	405,450 697,452 34,838	(5) (6) (7)	$ $	1,667,700 — 3,257,000	275,000 — 1,650,000	$ $ $	64,986 101,649 449
William B. Lytton Executive Vice President & General Counsel	2004 2003 2002	$ $ $	662,500 650,000 2,500	$ $ $	1,350,000 650,000 250,000		$ $ $	211,037 129,603 38,089	(5) (6) (7)	$ $	1,111,800 — 2,064,750	250,000 — 665,000	$ $	121,045 86,540 —
David E. Robinson President, Tyco Fire & Security	2004 2003	$ $	559,993 467,500	$ $	1,160,000 275,000		$ $	91,419 257,617	(5) (6)	$ $	1,667,700 943,800	275,000 500,000	$ $	78,298 137,310

(1)
Dr. Gromer's salary and bonus are paid in Euros, with one-third of his salary attributable to his employment status with Tyco Electronics in Germany, and two-thirds attributable to his employment status with Tyco Electronics Logistics AG in Switzerland. Due to the significant changes in the conversion rate between Euros and U.S. dollars ("USD"), the table reflects updated conversion rates, rather than the USD equivalent at the time the salary was determined. For fiscal 2004, the September 30, 2004 conversion rate of 1 Euro to 1.2319 USD was used; for fiscal 2003, the September 30, 2003 conversion rate of 1 Euro to 1.1597 USD was used; and for fiscal 2002, the September 30, 2002 conversion rate of 1 Euro to ..9812 USD was used. In October 2003, Dr. Gromer's salary was increased to €811,409.

(2)
The salary shown for Mr. Robinson for fiscal 2003 is the amount paid or accrued from his date of hire through September 30, 2003. The salaries shown for Messrs. Breen, FitzPatrick and Lytton for fiscal 2002 are the amounts paid or accrued from their respective dates of hire through September 30, 2002.

(3)
Dr. Gromer's 2003 bonus includes a cash bonus in the amount of $1,558,283 (converted from Euros based on the September 30, 2003 conversion rate) plus the value of 19,390 performance-based shares granted on October 3, 2000, which vested on November 7, 2003, equal to $434,045, based on the fair market value per share of $22.385 on the date of vesting. These performance-based shares were outstanding from Tyco's prior annual incentive program in which segment presidents had the opportunity to earn a portion of their bonus in the form of shares.

(4)
Includes the cost of providing various perquisites and other personal benefits if the amount exceeds $50,000 in the aggregate in any year, and the indicated footnotes list items that individually comprise more than 25% of this value. Also includes all tax or tax gross-up payments.

(5)
The value of perquisites provided to Dr. Gromer was less than $50,000 during fiscal 2004. The value shown in the table for fiscal 2004 includes amounts for Messrs. Breen, FitzPatrick and Lytton for their personal use of Company aircraft in the amounts of $122,500, $271,111 and $94,830, respectively. The amounts are the calculated incremental cost of such usage to the Company, and the amount for Mr. FitzPatrick reflects the Company's agreement to pay his commuting costs for fiscal 2004. In fiscal 2004, Messrs. Breen, FitzPatrick and Lytton received certain additional compensation and related tax gross-ups, as provided in their respective employment contracts, for reimbursement of the difference between the 2003 New York tax obligation and the respective individual's state tax obligation that would have been due had they worked at the Princeton, New Jersey office location during the 2003 period. The amounts of these tax reimbursements were $70,300 for Mr. Breen, $10,829 for Mr. FitzPatrick, and $9,773 for Mr. Lytton. The related tax gross-up for this New York tax reimbursement equaled $44,795 for Mr. Breen, $7,399 for Mr. FitzPatrick, and $6,677 for Mr. Lytton. The amounts shown in the table for Messrs. FitzPatrick, Lytton and Robinson also include cash perquisite allowances of $70,000, $66,250, and $55,750, respectively, under the Company's executive flexible perquisite allowance program. The actual flexible perquisite allowance payment made to each executive was offset for the use of Company leased vehicles for Messrs. FitzPatrick, Lytton and Robinson in the amount of $20,812, $23,416 and $3,063, respectively. The amounts shown in the table for Messrs. Breen, FitzPatrick, Lytton and Robinson include gross-ups in the amount of $34,341, $37,952, $33,507 and $15,905, respectively, on universal life insurance, supplemental disability and extended care insurance premium payments. The amount shown in the table for fiscal 2004 for Mr. FitzPatrick includes a gross-up in the amount of $8,160 on taxes associated with legal fees incurred in 2002. The amount shown in the table for fiscal 2004 for Mr. Robinson includes a gross-up in the amount of $19,763 on his relocation benefit.

(6)
The value of perquisites provided to Dr. Gromer was less than $50,000 during fiscal 2003. The value shown in the table for fiscal 2003 includes amounts for Messrs. Breen, FitzPatrick, Lytton and Robinson for their personal use of Company aircraft in the amounts of $220,070, $543,606, $33,937 and $195,267, respectively, and the amount for Mr. FitzPatrick reflects the Company's agreement to pay his commuting costs for fiscal 2003. The amounts are the calculated incremental cost of such usage to the Company and have been re-stated from last year's Proxy Statement to enable comparison to fiscal 2004. The amounts shown on the table for fiscal 2003 for Messrs. FitzPatrick and Lytton include a tax gross-up related to legal fees accrued during fiscal 2003 for negotiation of their employment contracts in the amounts of $4,866 and $5,724, respectively, each in accordance with his employment contract. Messrs. Breen, FitzPatrick and Lytton received in fiscal 2003 certain additional compensation and related tax gross-ups, as provided in their respective employment contracts, due to their being located in the New York City office prior to the corporate U.S. headquarters' relocation to Princeton, New Jersey, for reimbursement of the difference between the 2002 New York tax obligation and the respective individual's state tax obligation that would have been due had they worked at the new Princeton office location during this period. The amounts of these tax reimbursements were $79,993 for Mr. Breen, $8,182 for Mr. FitzPatrick, and $3,919 for Mr. Lytton. The related tax gross-up for both this New York tax reimbursement and the taxable value of Company-paid New York living expenses equaled $115,728 for Mr. Breen, $65,075 for Mr. FitzPatrick, and $42,049 for Mr. Lytton. The amount shown in the table for fiscal 2003 for Mr. FitzPatrick also includes a gross-up on relocation-related benefits in the amount of $415 and a gross-up in the amount of $18,156 on a life insurance premium, as provided pursuant to his employment contract. The amount in the table for fiscal 2003 for Mr. Lytton also includes a gross-up in the amount of $8,762 on his relocation benefit. The amount shown in the table for fiscal 2003 for Mr. Robinson also includes a gross-up in the amount of $43,496 on his relocation benefit.

(7)
The value of perquisites provided to Messrs. FitzPatrick and Lytton and Dr. Gromer was less than $50,000 during fiscal 2002. The value shown in the table for fiscal 2002 includes amounts for Messrs. Breen and FitzPatrick for their personal use of Company aircraft in the amounts of $6,371 and $902, respectively. The amounts were calculated using the standard industry fare level (SIFL) valuation method published by the Internal Revenue Service. The amount shown on the table for fiscal 2002 for Mr. Breen includes accrued legal fees and related tax gross-up, which were paid in accordance with his employment contract to negotiate his employment contract; the legal fee of $86,067 was incurred in fiscal 2002, but not paid until fiscal 2003, and the related tax gross-up was in the amount of $77,558. The amounts shown on the table for fiscal 2002 for Messrs. FitzPatrick and Lytton include a tax gross-up related to legal fees incurred in fiscal 2002 for contract negotiation in the amounts of $33,936 and $38,089, respectively, each in accordance with his employment contract.

(8)
Amounts set forth in the restricted stock award column represent the grant-date value ($27.795 per share) of time-based restricted stock that was granted to Messrs. Breen, FitzPatrick, Lytton, Robinson and Dr. Gromer on March 26, 2004. These shares are cliff vested at the end of three years. Shares held by Messrs. Breen, FitzPatrick, Lytton and Robinson receive dividends and have voting rights. Due to local country tax laws, Dr. Gromer's award was in the form of "restricted stock units" (i.e., no shares will be issued to him until the date of vesting). Restricted stock units do not have voting rights nor do they receive dividends or dividend equivalents. The value of all restricted shares and/or vested and unvested deferred stock units held by the Named Officers on September 30, 2004 is based on the average of the high and low share prices on the NYSE on September 30, 2004 ($30.47) and is as follows: Mr. Breen—$47,228,500, which includes 200,000 restricted shares and 1,350,000 DSUs; Dr. Gromer—$3,351,700, which includes 110,000 unvested restricted share units; Mr. FitzPatrick—$7,922,200, which includes 60,000 restricted shares and 200,000 DSUs; Mr. Lytton—$5,789,300, which includes 40,000 restricted shares and 150,000 DSUs; and Mr. Robinson—$3,047,000, which includes 100,000 restricted shares. Deferred stock units are a contractual obligation to receive shares in the future; thus the value of all vested and unvested units are included in this total. These September 30, 2004 values do not include the value of dividends or dividend equivalents. The value noted for Dr. Gromer does not include the value of shares he earned as part of his fiscal 2003 annual incentive plan, which is included in the Bonus column.

(9)
The amounts shown in the table for fiscal 2004 reflect Tyco contributions made on behalf of the Named Officers under Tyco's qualified defined contribution plan and accruals on behalf of the Named Officers under the non-qualified supplemental executive retirement plan (which is a defined contribution plan), as follows:

Name	Company Matching Contribution (qualified plan)	Company Contribution (non-qualified plan)
Edward D. Breen	$10,250	$135,000
David J. FitzPatrick	$6,250	—
William B. Lytton	—	$52,458
David E. Robinson	$10,215	$22,917

The amount shown in the table for fiscal 2004 for Messrs. Breen, FitzPatrick, Lytton and Robinson also includes taxable payments on their behalf of universal life insurance premiums of $50,405, $35,560, $32,279 and $13,557, respectively. The amount shown in the table for fiscal 2004 for Messrs. Breen, FitzPatrick, Lytton and Robinson also includes taxable payments on their behalf of long-term disability insurance premiums of $15,578, $5,819, $18,120 and $14,442, respectively. The amount shown in the table for fiscal 2004 for Messrs. Breen, FitzPatrick, Lytton and Robinson also includes payments on behalf of them and their spouses of extended care insurance premiums of $17,082, $17,357, $18,188 and $16,229, respectively. The amount shown in the table for fiscal 2004 for Mr. Robinson includes a relocation benefit in the amount of $937.

Option Grants in Last Fiscal Year

        The following table shows all grants of stock options to the Named Officers during fiscal 2004 under the Tyco International Ltd. 2004 Stock and Incentive Plan.

	Individual Grants
Name	No. of Securities Underlying Options Granted(2)		Percent of Total Options Granted to Employees in Fiscal Year(4)		Exercise Price ($/Share)		Expiration Date	Grant Date Present Value (5)
Edward D. Breen(1)	200,000 200,000 200,000		1.105 1.105 1.105	% % %	$ $ $	33.000 36.000 40.000	3/25/2014 3/25/2014 3/25/2014	$ $ $	2,145,720 2,003,640 1,834,740
Juergen Gromer	91,667 183,333	(3)	0.507 1.012	% %	$ $	27.795 27.795	3/25/2014 4/25/2014	$ $	987,739 1,975,468
David J. FitzPatrick	275,000		1.519%			$27.795	3/25/2014		$2,963,208
William B. Lytton	250,000		1.381%			$27.795	3/25/2014		$2,693,825
David E. Robinson	275,000		1.519%			$27.795	3/25/2014		$2,963,208

(1)
Mr. Breen received premium priced stock options in fiscal 2004. These option grants vest one-third per year on each anniversary of the grant date, with an exercise price per share equal to $33.00 with respect to the first 200,000 options, $36.00 with respect to the next 200,000 options and $40.00 with respect to the remaining 200,000 options. The premium priced options have a ten-year term, subject in certain cases to earlier expiration following termination of employment.

(2)
Except for Mr. Breen, options were granted at an exercise price equal to the fair market value of Tyco common shares on the date of grant. The options vest one-third per year on each anniversary of the grant date. Except as indicated for Dr. Gromer, options have a ten-year term, subject in certain cases to earlier expiration following termination of employment.

(3)
Represents the portion (two-thirds) of Dr. Gromer's total option grants that are made with respect to his Swiss employment services. These options expire ten years and one month from the date of grant.

(4)
Represents the percentage of all options granted in fiscal 2004 under the Tyco International Ltd. 2004 Stock and Incentive Plan.

(5)
Tyco, like all public companies, is required to show the potential realizable value of stock options or a grant date present value. Tyco chose to show a grant date present value using the Black-Scholes option-pricing model, which is a method of calculating the hypothetical value of the options on the date of grant. All options, except Mr. Breen's premium priced options, were granted at an exercise price equal to the market value of Tyco's common shares on the date of grant. The following assumptions were used in calculating the Black-Scholes values: expected time of exercise of four years (except, with respect to Mr. Breen's premium priced options, five years); risk-free interest rate of 2.45% (except, with respect to Mr. Breen's premium priced options, 2.9%); assumed annual volatility of underlying shares of 47.0%; dividend yield of 0.18%; and vesting of 1/3 each year for three years from the date of grant. The interest rate represents the yield of a zero coupon U.S. government bond on the grant date with a maturity date similar to the expected life of the option; and the assumed annual volatility and dividend yield of underlying shares was calculated based on 36 months of historical Tyco share price movement and the dividend payments.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        Shown below is information with respect to aggregate option exercises by the Named Officers in the fiscal year ended September 30, 2004 and with respect to unexercised stock options held by them at September 30, 2004.

			No. of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised, In-the-Money Options Held at Fiscal Year End(1)
	Number of Shares Acquired On Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Edward D. Breen	—	—	3,833,333	4,116,667	$78,468,327	$71,986,173
Juergen Gromer	—	—	1,781,975	1,041,666	$3,315,338	$6,038,287
David J. FitzPatrick	—	—	1,100,000	825,000	$15,653,000	$8,562,125
William B. Lytton	—	—	443,333	471,667	$7,412,528	$4,375,022
David E. Robinson	—	—	166,667	608,333	$2,456,672	$5,648,953

(1)
Based on the price of $30.47, which is the average of the high and low prices of Tyco common shares on the NYSE on September 30, 2004.

Retirement Plans

        Messrs. Breen, FitzPatrick and Lytton and Dr. Gromer participate in defined benefit retirement plans ("pension plans") maintained by Tyco or a subsidiary, as described below. Mr. Robinson does not participate in these plans.

        As part of his employment agreement, Mr. Breen is provided with a Supplemental Retirement Benefit. Commencing at age 60, or upon his retirement if after age 60, Mr. Breen will receive a monthly annuity based upon 50% of the highest average of the sum of his monthly base salary and actual annual bonus (spread equally over the bonus period for which it is paid) from Tyco during any consecutive 36-month period within the 60-month period prior to his termination. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by any prior employer and his benefits attributable to the company match under Tyco's 401(k) and supplemental defined contribution plans, increased at a specified interest rate. One-half of the monthly amount will continue to his surviving spouse in the event of his death. Mr. Breen's normal retirement date is at age 60; retirement benefits are available at an earlier age but would be reduced by 0.25% for each month or partial month before age 60 that he voluntarily terminates employment without good reason (as defined in his employment agreement) or he is terminated for cause (as defined in his employment agreement), and a further 0.25% for each month or partial month that he commences payment of the benefit prior to age 60. Mr. Breen may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment or installments. The following table shows the estimated annualized benefits payable under the terms of Mr. Breen's agreement for the compensation and years of credited service shown, assuming that benefits are paid in the form of a life and 50% survivor annuity upon normal retirement at age 60.

	Years of Credited Service and Related Estimated Annual Benefits Payable Upon Normal Retirement
Compensation
	5	10	15
$3,200,000	$1,600,000	$1,600,000	$1,600,000
$3,600,000	$1,800,000	$1,800,000	$1,800,000
$4,000,000	$2,000,000	$2,000,000	$2,000,000
$4,400,000	$2,200,000	$2,200,000	$2,200,000
$4,800,000	$2,400,000	$2,400,000	$2,400,000
$5,200,000	$2,600,000	$2,600,000	$2,600,000
$5,616,000	$2,808,000	$2,808,000	$2,808,000

        Mr. Breen is currently age 48 and has two years of service. The amounts in the table shown above would be reduced by Mr. Breen's prior employer offset of $55,000 per year at normal retirement and the amounts attributable to the company match in Tyco's defined contribution plans as described above. Mr. Breen's pension benefit, as well as his prior employer offset, vest ratably each month over his first five years of service; he was 43% vested as of September 30, 2004. Upon a change of control, Mr. Breen's benefit becomes fully vested and is paid out immediately.

        As part of his employment agreement, Mr. FitzPatrick is provided with a Supplemental Retirement Benefit. Commencing at age 62, or upon his retirement if after age 62, Mr. FitzPatrick will receive a monthly annuity based upon the sum of 2% multiplied by his years of service with Tyco plus an additional 10%, multiplied by the highest average of the sum of his monthly base salary and actual annual bonus (spread equally over the bonus period for which it is paid) from Tyco during any consecutive 36-month period within the 60-month period prior to his termination. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by his immediately preceding employer and any benefits attributable to the company match under Tyco's 401(k) and supplemental defined contribution plans, adjusted to reflect any earnings. One-half of the monthly amount will continue to his surviving spouse in the event of his death. Mr. FitzPatrick's normal retirement date is at age 62; retirement benefits are available at an earlier age but would be reduced by 0.25% for each month or partial month that the benefit commences prior to age 62. Mr. FitzPatrick may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment or installments. The following table shows the estimated annualized benefits payable under the terms of Mr. FitzPatrick's agreement for the compensation and years of credited service shown, assuming that benefits are paid in the form of a life and 50% survivor annuity upon normal retirement at age 62.

	Years of Credited Service and Related Estimated Annual Benefits Payable Upon Normal Retirement
Compensation
	5	10	15
$1,750,000	$350,000	$525,000	$700,000
$2,250,000	$450,000	$675,000	$900,000
$2,750,000	$550,000	$825,000	$1,100,000
$3,250,000	$650,000	$975,000	$1,300,000
$3,750,000	$750,000	$1,125,000	$1,500,000
$4,250,000	$850,000	$1,275,000	$1,700,000
$4,750,000	$950,000	$1,425,000	$1,900,000
$5,250,000	$1,050,000	$1,575,000	$2,100,000
$5,616,000	$1,123,200	$1,684,800	$2,246,400

        Mr. FitzPatrick is currently age 50 and has two years of service. The amounts in the table shown above would be reduced by any amounts attributable to benefits provided under a defined benefit plan maintained by his immediately preceding employer (vesting ratably each month over 14 years) and the amounts attributable to the company match in Tyco's defined contribution plans as described above. Mr. FitzPatrick is 100% vested in his pension benefit. Upon a change of control, Mr. FitzPatrick's benefit is paid out immediately.

        As part of his employment agreement, Mr. Lytton is provided with a Supplemental Retirement Benefit. Commencing at age 62, or upon his retirement if after age 62, Mr. Lytton will receive a monthly annuity based upon the product of 6.25% multiplied by his years of service with Tyco, multiplied by the highest average of the sum of his monthly base salary and actual annual bonus (spread equally over the bonus period for which it is paid) from Tyco during any consecutive 36-month period within the 60-month period prior to his termination. This monthly annuity is offset by any benefits provided under a defined benefit plan maintained by his immediately preceding employer and his benefits attributable to the company match under Tyco's 401(k) and supplemental defined contribution plans, adjusted to reflect any earnings. Mr. Lytton's normal retirement date is at age 62; retirement benefits are available at an earlier age but would be reduced by 0.25% for each month or partial month that the benefit commences prior to age 62. Mr. Lytton may elect to receive the actuarial equivalent of his annuity in the form of a lump sum payment or other annuity form. The following table shows the estimated annualized benefits payable under the terms of Mr. Lytton's agreement for the compensation and years of credited service shown, assuming that benefits are paid in the form of a life annuity upon normal retirement at age 62.

	Years of Credited Service and Related Estimated Annual Benefits Payable Upon Normal Retirement
Compensation
	5	10	15
$1,250,000	$390,625	$781,250	$1,171,875
$1,700,000	$531,250	$1,062,500	$1,593,750
$2,150,000	$671,875	$1,343,750	$2,015,625
$2,600,000	$812,500	$1,625,000	$2,437,500
$3,050,000	$953,125	$1,906,250	$2,859,375
$3,500,000	$1,093,750	$2,187,500	$3,281,250
$3,950,000	$1,234,375	$2,468,750	$3,703,125
$4,400,000	$1,375,000	$2,750,000	$4,125,000
$4,850,000	$1,515,625	$3,031,250	$4,546,875
$5,300,000	$1,656,250	$3,312,500	$4,968,750
$5,616,000	$1,755,000	$3,510,000	$5,265,000

        Mr. Lytton is currently age 56 and has two years of service. The amounts in the table shown above would be reduced by any amounts attributable to benefits provided under a defined benefit plan maintained by his immediately preceding employer (vesting ratably each month over eight years) and the amounts attributable to the company match in Tyco's defined contribution plans as described above. Mr. Lytton's pension benefit vests ratably each month over his first five years of service; he was 40% vested as of September 30, 2004. Upon a change of control, Mr. Lytton's benefit becomes fully vested and is paid out immediately.

        All eligible employees of Tyco Electronics paid in Germany are entitled to receive retirement benefits from Tyco. Tyco has established a defined benefit pension plan solely for this purpose. Dr. Gromer, as an employee of Tyco Electronics in Germany, is entitled to receive from Tyco upon retirement at age 65 a defined pension benefit that is determined primarily based on his annual base salary as of three years prior to the date of his retirement and his years of service with Tyco at the time of his retirement.

        The following table sets forth the estimated annual benefits payable under the pension plan for the annualized monthly salary as of three years prior to retirement and the years of credited service specified in the table. Under the pension plan, no more than a maximum of 30 years of credited service may be recognized for benefit accrual purposes.

	Years of Credited Service and Related Estimated Annual Benefits Payable upon Retirement
Annualized Monthly Salary as of Three Years Prior to Retirement
	15	20	25	30
$885,367	$314,006	$439,895	$575,501	$720,719
$929,635	$335,578	$468,440	$610,892	$762,839
$973,903	$357,628	$497,494	$646,762	$805,341
$1,018,172	$380,161	$527,059	$683,112	$848,227
$1,062,440	$403,143	$557,135	$719,939	$891,537

Converted from Euros using a conversion rate of €1 to $1.2319 at September 30, 2004.

        The annual benefits shown in the table assume that Dr. Gromer would receive his retirement benefits under the pension plan in the form of a straight life annuity upon normal retirement at age 65. The retiree is required to pay medical and long-term care insurance from the benefit provided under the pension plan. The compensation of Dr. Gromer covered by the pension plan is his base salary amount (including both German and Swiss salary) excluding statutory payments for Christmas and vacation pay. Dr. Gromer's current covered compensation, designated in Euro, is €718,700, which converts to $885,367 using a conversion ratio of 1 Euro to 1.2319 USD as of September 30, 2004. As of September 30, 2004, for purposes of calculating benefits accrued under the pension plan, Dr. Gromer has 26 years and 9 months of credited service with Tyco. In addition to this pension, at September 30, 2004, Dr. Gromer had accrued a taxable pension payable at retirement by an insurance company in the amount of €3,386 ($4,171) annually. This amount is subject to increase in future periods only to the extent of dividends on the insurance policy.

        Messrs. Breen, Lytton and Robinson also participate in the Tyco International (US) Inc. Supplemental Executive Retirement Plan, which is a defined contribution plan. This plan provides benefits to selected employees who have compensation in excess of the IRS limits for qualified retirement plans ($205,000 for 2004). Each year, those individuals' bookkeeping accounts are credited with the maximum Company contribution that could have been credited under the Company's tax-qualified 401(k) plan (the Tyco International (US) Inc. Retirement Savings and Investment Plan) under its formula (regardless of the individual's actual participation in that plan) if the compensation limits and annual dollar limits on contributions did not apply under the 401(k) plan, less the maximum contributions permitted under the 401(k) plan for the year. Each participant's notional account is credited with earnings and losses based on deemed investments chosen by the participant from among those specified in the plan. Accounts under the plan become fully vested upon the earliest of the following events: completion of three years of service, attainment of age 55, the employee's death or disability, or a change in control. Accounts are paid by Tyco beginning on the date irrevocably elected by the participant, which must be either after termination of employment or at least five years after the participant enters the plan, and no later than the year the participant reaches age 70. Payment is in cash, and may be in a single lump sum or annual installments over a period up to 15 years, per the participant's election. Upon the participant's death, all remaining amounts are paid to the beneficiary in a single lump sum.

Employment, Retention and Severance Agreements

        Tyco has entered into employment agreements with Messrs. Breen, FitzPatrick and Lytton. Tyco Electronics Logistics AG, a subsidiary of the Company, has entered into an employment agreement with Dr. Gromer. Mr. Robinson does not have an employment agreement but is a participant in the Tyco International (US) Inc. Severance Pay Plan for U.S. Officers and Executives and the Tyco International (US) Inc. Change in Control Severance Plan for Certain U.S. Officers and Executives.

        Our employment agreement with Mr. Breen is dated as of July 25, 2002 and is filed as an exhibit to our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2002. The agreement provides for Mr. Breen to serve as our President, Chief Executive Officer and Chairman for an initial term of three years and, thereafter, for additional successive terms of one year each unless terminated by us or Mr. Breen at the end of the initial term or any additional term. Under the agreement, Mr. Breen is entitled to an annual base salary of at least $1,500,000 and is eligible to earn an annual bonus of at least 100% of his base salary, subject to Tyco's satisfaction of pre-established, objective financial performance criteria to be determined by the Board. Mr. Breen also received a sign-on bonus of $3,500,000, a guaranteed pro-rated annual bonus for fiscal 2002 based upon his base salary and a guaranteed annual bonus for fiscal 2003 of at least 100% of his base salary. Under the agreement, Mr. Breen received a sign-on option to purchase 3,350,000 common shares of Tyco at an exercise price of $10 per share and a sign-on grant of 350,000 deferred stock units, both of which vest in three equal annual installments over the first three anniversaries of the agreement, as well as an option to purchase 4,000,000 common shares of Tyco at an exercise price of $10 per share and a grant of 1,000,000 deferred stock units, both of which vest in five equal annual installments over the first five anniversaries of the agreement. The agreement provides the following terms for the foregoing awards: (i) all awards are subject to the terms and conditions of the long-term incentive plan; (ii) upon a change in control of Tyco, all of the awards vest in full and are exercisable for their full term and the 1,350,000 deferred stock units granted upon hire become immediately payable; (iii) upon termination of Mr. Breen's employment due to death or disability, all of the awards fully vest and options remain exercisable for one year; and (iv) upon termination of Mr. Breen's employment by us for reasons other than cause or disability, or upon termination by Mr. Breen with good reason, all awards vest in full and the options remain exercisable for the remainder of their term notwithstanding the termination of employment, and the 1,350,000 deferred stock units granted upon hire become immediately payable. Cause, disability, change in control and good reason are each defined in the agreement. Mr. Breen is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to have premium payments made with respect to a term life insurance policy with a death benefit of at least $1,000,000 and accidental death and dismemberment insurance of at least $2,000,000, supplemental retirement benefits (as described under the "Retirement Plans" section above), certain tax gross-up payments, including a gross-up for relocation expenses, a gross-up for New York City or New York State taxes incurred due to temporary assignment or the performance of his duties and a full gross-up payment for any excise taxes he must pay as a result of receiving compensation that is contingent upon a change in control, and certain relocation, travel and other perquisites. In the event that Mr. Breen's employment is terminated by us other than for cause or by Mr. Breen for good reason, then, provided that Mr. Breen executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. Breen a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, and to offer him continued participation in our health and welfare plans for a period of three years. If we are unable to continue him in our plans, we are required to reimburse the amount Mr. Breen pays for individual coverage, up to two times the amount we would have paid to provide the benefits if Mr. Breen had been an employee, with a tax gross-up on the amount of such reimbursement. "Good reason" includes any termination by the executive during the 30-day period immediately following the first anniversary of the date of a change in control or the breach of the following representation made by us if such breach has a material adverse impact on Tyco. Tyco has represented in Mr. Breen's employment agreement that, as of the effective date of the agreement, all financial statements for each quarter and fiscal year since October 1, 1999 fairly present in all material respects Tyco's financial position in conformity with generally accepted accounting principles as of the applicable reporting dates, except as reported in the notes to those financial statements. The agreement restricts Mr. Breen from soliciting Tyco's managerial employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International (US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. Breen to the fullest extent permitted by law and under Tyco's Bye-laws.

        Our employment agreement with Mr. FitzPatrick is dated as of September 18, 2002 and is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2002. On September 18, 2004, the agreement was amended to make several administrative changes. A copy of the amendment is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2004. The agreement provides for Mr. FitzPatrick to serve as our Executive Vice President and Chief Financial Officer for an initial term of two years and, thereafter, for additional successive terms of one year each unless terminated by us or Mr. FitzPatrick at the end of the initial term or any additional term. Under the agreement, as amended, Mr. FitzPatrick is entitled to an annual base salary of at least $780,000. He also received a sign-on bonus of $500,000 and a guaranteed annual bonus for fiscal 2003 of at least 100% of his base salary. Thereafter, Mr. FitzPatrick is eligible to earn an annual bonus of at least 100% of his base salary, subject to Tyco's satisfaction of pre-established, objective financial performance criteria to be determined by the Board. Under the agreement, Mr. FitzPatrick received a sign-on option to purchase 1,150,000 common shares of Tyco at an exercise price of $16.24 per share and a sign-on grant of 90,000 deferred stock units, both of which vest in three equal annual installments over the first three anniversaries of the agreement, as well as an option to purchase 500,000 common shares of Tyco at an exercise price of $16.24 per share and a grant of 110,000 deferred stock units, both of which vest in three equal annual installments over the first three anniversaries of the agreement. All of the awards vest in full in the event of the termination of Mr. FitzPatrick's employment due to death or disability, by us other than for cause or disability or by Mr. FitzPatrick for good reason (each as defined therein). Mr. FitzPatrick is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to have premium payments made with respect to a universal life insurance policy and supplemental retirement benefits, as well as certain relocation, travel and tax gross-up benefits. He also receives an annual allowance of $70,000 under our Flexible Perquisite Plan for U.S. Executives, payable quarterly, to be used to cover items not otherwise covered under our benefit programs or expense reimbursement policies. In the event that Mr. FitzPatrick's employment is terminated by us other than for cause or by Mr. FitzPatrick for good reason, then, provided that Mr. FitzPatrick executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. FitzPatrick a lump sum of two times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, to credit him with two additional years of service for purposes of calculating his supplemental retirement benefits, to offer him continued participation in our health and welfare plans for a period of three years, and to permit him to exercise his vested options for a period of three years. In the event that Mr. FitzPatrick's employment is terminated in connection with or following a change in control (as defined therein), then Tyco is obligated to pay Mr. FitzPatrick a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), to provide him a gross-up payment for any excise taxes he must pay as a result of receiving compensation that is contingent upon a change in control, to credit him with three additional years of service for purposes of calculating his supplemental retirement benefits, and all of his outstanding equity awards will vest, with options remaining exercisable for their full term. "Good reason" includes any termination by the executive during the 30-day period immediately following the 15-month anniversary of the date of a change in control or the breach of the following representation made by us if such breach has a material adverse impact on Tyco. Tyco has represented in Mr. FitzPatrick's employment agreement that, as of the effective date of the agreement, all financial statements for each quarter and fiscal year since October 1, 1999 fairly present in all material respects Tyco's results of operations, financial position and cash flows in conformity with generally accepted accounting principles as of the applicable reporting dates, except as reported in the notes to those financial statements. The agreement restricts Mr. FitzPatrick from soliciting Tyco's employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International (US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. FitzPatrick to the fullest extent permitted by law and under Tyco's Bye-laws.

        Our employment agreement with Mr. Lytton is dated as of September 30, 2002 and is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2002. On September 30, 2004, the agreement was amended to make several administrative changes. A copy of the amendment is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2004. The agreement provides for Mr. Lytton to serve as our Executive Vice President and General Counsel for an initial term of two years and, thereafter, for additional successive terms of one year each unless terminated by us or Mr. Lytton at the end of the initial term or any additional term. Under the agreement, as amended, Mr. Lytton is entitled to an annual base salary of at least $675,000. He also received a sign-on bonus of $250,000 and a guaranteed annual bonus for fiscal 2003 of at least 100% of his base salary. Thereafter, Mr. Lytton is eligible to earn an annual bonus of at least 100% of his base salary, subject to Tyco's satisfaction of pre-established, objective financial performance criteria to be determined by the Board. Under the agreement, Mr. Lytton received a sign-on option to purchase 315,000 common shares of Tyco at an exercise price of $13.75 per share and a sign-on grant of 73,000 deferred stock units, both of which vest in three equal annual installments over the first three anniversaries of the agreement, as well as an option to purchase 350,000 common shares of Tyco at an exercise price of $13.75 per share and a grant of 77,000 deferred stock units, both of which vest in three equal annual installments over the first three anniversaries of the agreement. All of the awards vest in full in the event of the termination of Mr. Lytton's employment due to death or disability, by us other than for cause or disability or by Mr. Lytton for good reason (each as defined therein). Mr. Lytton is also entitled to participate in all of our employee benefit plans available to senior executives at a level commensurate with his position, and to receive supplemental retirement benefits and certain relocation, travel and tax gross-up benefits. He also receives an annual allowance of $67,500 under our Flexible Perquisite Plan for U.S. Executives, payable quarterly, to be used to cover items not otherwise covered under our benefit programs or expense reimbursement policies. In the event that Mr. Lytton's employment is terminated by us other than for cause or by Mr. Lytton for good reason, then, provided that Mr. Lytton executes a general release in favor of Tyco in the form provided in the agreement, Tyco is obligated to pay Mr. Lytton a lump sum of two times his base salary and target annual bonus (or, if higher, his most recent annual bonus), as well as a pro rata portion of any annual bonus for the year in which such termination occurs, to credit him with two additional years of service for purposes of calculating his supplemental retirement benefits, to offer him continued participation in our health and welfare plans for a period of three years, and to permit him to exercise his vested options for a period of three years. In the event that Mr. Lytton's employment is terminated in connection with or following a change in control (as defined therein), then Tyco is obligated to pay Mr. Lytton a lump sum of three times his base salary and target annual bonus (or, if higher, his most recent annual bonus), to provide him a gross-up payment for any excise taxes he must pay as a result of receiving compensation that is contingent upon a change in control, to credit him with three additional years of service for purposes of calculating his supplemental retirement benefits, and all of his outstanding equity awards will vest, with options remaining exercisable for their full term. "Good reason" includes any termination by the executive during the 30-day period immediately following the 15-month anniversary of the date of a change in control or the breach of the following representation made by us if such breach has a material adverse impact on Tyco. Tyco has represented in Mr. Lytton's employment agreement that, as of the effective date of the agreement, all financial statements for each quarter and fiscal year since October 1, 1999 fairly present in all material respects Tyco's results of operations, financial position and cash flows in conformity with generally accepted accounting principles as of the applicable reporting dates, except as reported in the notes to those financial statements. The agreement restricts Mr. Lytton from soliciting Tyco's employees and customers or competing with Tyco during the term of his employment and for a period of one year following termination. Both Tyco and Tyco International (US) Inc. have agreed, pursuant to the agreement, to indemnify Mr. Lytton to the fullest extent permitted by law and under Tyco's Bye-laws.

        Tyco Electronics Logistics AG ("AG"), a Swiss company that is the Company's European logistics and distribution subsidiary for the Electronics segment, entered into an employment agreement with Dr. Gromer effective October 1, 1999, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2003. The agreement provides for Dr. Gromer to serve as Chairman and CEO of AG for an indefinite term, which can be terminated as of the end of any calendar month upon six months' notice. Both Dr. Gromer and AG also have the right to terminate the agreement for good cause. Under the agreement, Dr. Gromer is entitled to annual compensation, to be determined each year by agreement with the Tyco Board. If the parties cannot agree on a compensation package in any year, Dr. Gromer's compensation will remain unchanged for the following year. Dr. Gromer is entitled to four weeks of vacation each year. Any unused vacation time may be taken in the following year; otherwise, it is forfeited. Reimbursement for Dr. Gromer's expenses and fulfillment of his social security contributions to Germany are to be in accordance with general company policy. As a condition to the contract, Dr. Gromer is required to comply with Tyco Electronics' policies regarding non-competition, confidentiality and intellectual property, and has entered into separate agreements on this account. Dr. Gromer's contract is subject to Swiss law.

        Mr. Robinson is a participant in the Tyco International (US) Inc. Severance Plan for U.S. Officers and Executives, which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended September 30, 2004. Upon involuntary termination of employment (other than for cause, disability or death), provided that Mr. Robinson executes a general release in favor of Tyco, we are required to pay Mr. Robinson's base salary and target bonus for 24 months (which bonus may be payable in installments or a lump sum as determined by the administrator of the plan). In addition, Mr. Robinson could be eligible for a pro-rated annual bonus for the year in which his employment terminates, in our discretion. Mr. Robinson would also receive: (i) continued vesting of his outstanding stock options for 12 months and 12 months to exercise vested stock options (unless a longer period is provided in his option agreements); (ii) continuation of health and dental benefits for 24 months at active employee rates; and (iii) in our discretion, outplacement services for up to 12 months. Any unvested restricted stock and restricted stock units are forfeited. As a condition of receiving the foregoing benefits, the plan requires Mr. Robinson to agree to covenants providing for the confidentiality of our information, one year noncompetition, two years of nonsolicitation of our employees and customers, and non-disparagement. "Cause" is defined as substantial failure or refusal to perform duties and responsibilities of the executive's job, violation of fiduciary duty, conviction of a felony or misdemeanor, dishonesty, theft, violation of our rules or policy, or other egregious conduct that has or could have a serious and detrimental impact on Tyco and its employees.

        Mr. Robinson is also entitled to benefits under the Tyco International (US) Inc. Change in Control Severance Plan for Certain U.S. Officers and Executives. This program replaces the benefits under the Tyco International (US) Inc. Severance Plan for U.S. Officers and Executives described above, or any other severance arrangement (other than certain individually-negotiated arrangements, such as those described above for Messrs. Breen, FitzPatrick and Lytton), in the case of certain terminations of employment in connection with a change in control of Tyco. Upon termination of Mr. Robinson's employment by Tyco or a subsidiary for any reason other than cause (as defined in the plan), disability or death, or upon resignation by Mr. Robinson within 90 days following an event that constitutes good reason (as defined in the plan), in each case occurring within 60 days before or two years after a change in control of Tyco, Mr. Robinson is entitled to the following under the Plan: (i) 24 months of: (a) continued base salary, (b) target bonus, and (c) continued participation under Tyco's medical, dental and health care reimbursement account plans as in effect on the date of termination of employment (or generally comparable coverage and subject to payment of premiums applicable to active employees); (ii) pro-rated annual bonus for the year in which the termination of employment occurs; (iii) full vesting of all stock options; (iv) continued exercisability of all stock options for the greater of the period set forth in each option agreement covering such options, or 12 months following termination of employment, but in no event beyond the original expiration date of the option; (v) full vesting of time-based restricted stock and restricted stock units; (vi) all conditions waived with respect to pro-rated performance-based restricted stock and restricted stock units; and (vii) in Tyco's discretion, up to 12 months of outplacement services. Cash severance benefits are paid in a single lump sum payment following Mr. Robinson's execution of a general release of claims. Mr. Robinson also must agree to noncompetition, confidentiality and nonsolicitation provisions, and benefits may be cancelled or recovered if he does not comply with those provisions or violates the release of claims. In the event that payments to Mr. Robinson would be subject to Internal Revenue Code Section 280G excise taxes, Mr. Robinson's benefits would be reduced to the maximum amount payable without reaching the Section 280G limit, but only if Mr. Robinson's after-tax benefits applying the reduction exceed his after-tax benefits without the reduction.

Equity Compensation Plan Information

        The following table provides information as of September 30, 2004 with respect to Tyco's common shares issuable under its equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A))
	(A)	(B)	(C)
Equity compensation plans approved by security holders
2004 Stock and Incentive Plan(1)	21,021,077	$28.24	185,094,077
LTIP(2)	38,051,591	$26.60	—
1994 Restricted Stock Plan(4)	1,596,922	—	10,060,466
ESPP(5)	—	—	3,100,440

Subtotal	60,669,590	—	198,254,983

Equity compensation plans not approved by security holders
LTIP II(3)	74,468,532	$33.11	—
SAYE(6)	2,737,453	$13.10	7,234,251
Irish Bonus Plan(5)	—	—	1,183,427

Subtotal	77,205,985	—	8,417,678

Total	137,875,575	—	206,672,661

(1)
The Tyco International Ltd. 2004 Stock and Incentive Plan provides for the award of stock options, restricted shares and other equity and equity-based awards to Board members, officers and non-officer employees. Amount shown includes 2,211 DSUs, 2 DSUs credited to DSU accounts due to dividend equivalents earned on each DSU account, 1,250 miscellaneous stock award shares, 2,874,077 restricted shares and 468,017 restricted stock units.

(2)
The Tyco International Ltd. Long Term Incentive Plan ("LTIP") allows for the grant of stock options and other equity or equity-based grants to Board members, officers and non-officer employees. Amounts shown exclude 14,396,020 outstanding stock options assumed in connection with acquisitions at a weighted-average exercise price of $43.94. No additional options may be granted under those assumed plans. Amount shown includes 1,783,667 DSUs, 8,748 DSUs credited to DSU accounts due to dividend equivalents earned on each DSU account, 219,843 promissory shares and 252,100 restricted shares. Promissory shares are used for employees in countries that require taxes to be paid at grant, rather than at vesting. The shares will be issued at vesting. Under the terms of the 2004 Stock and Incentive Plan, adopted in March 2004, no additional options, equity or equity-based grants will be made under the LTIP.

(3)
LTIP II allows for the grant of stock options and other equity or equity-based grants to employees who are not officers of Tyco. Under this plan, non-officer employees or former employees of Tyco or a subsidiary could receive: (i) options to purchase Tyco common shares; (ii) stock appreciation rights; (iii) awards payable in cash, common shares, other securities or other property, based on the achievement of performance goals; (iv) dividend equivalents, consisting of a right to receive payments equivalent to dividends declared on Tyco common shares; and (v) other stock-based awards as determined by the Compensation and Human Resources Committee. The exercise price of options and stock appreciation rights would generally be fair market value on the date of grant, but could be lower in certain circumstances. No individual could receive awards for more than 12,000,000 shares in any calendar year. Terms and conditions of awards were determined by the Committee. Awards could be deferred, and could be payable in any form the Committee determined, including cash, Tyco common shares, other securities or other property. The Committee may modify awards in recognition of unusual or nonrecurring events, including a change of control. Under the terms of the 2004 Stock and Incentive Plan, adopted in March 2004, no additional options, equity or equity-based grants will be made under the LTIP II.

(4)
The 1994 Restricted Stock Ownership Plan for Key Employees ("1994 Restricted Stock Plan") provides for the issuance of restricted stock grants to officers and non-officer employees. The number of shares available for issuance under the 1994 Restricted Stock Plan was reduced to 999,524 in October 2002, but automatically increased by 10,000,000 shares, or 0.5% of the total common shares outstanding, on October 1, 2003. The 1994 Restricted Stock Plan expired in November 2004.

(5)
This table includes an aggregate of 4,283,867 shares available for future issuance under the Tyco Employee Stock Purchase Plan ("ESPP") and the Tyco International (Ireland) Employee Share Scheme ("Irish Bonus Plan"), which represents the number of remaining shares registered for issuance under these two plans. All of the shares delivered to participants under the ESPP and Irish Bonus Plan are purchased in the open market. The Irish Bonus Plan is a profit sharing plan for employees of Irish subsidiaries of the Company. Upon the achievement of pre-established budget targets, eligible participants receive a bonus payment in the form of common shares of the Company, or, if the participant elects, in cash. In addition, eligible participants can elect to have a portion of their salary withheld to purchase additional shares, up to a maximum of the lesser of the 7.5% of annual salary or the amount of annual bonus paid in shares. In addition, the value of the shares received as bonus and purchased with withheld salary cannot exceed €12,700. Bonuses paid in shares and the portion of salary used to purchase additional shares are not subject to income tax, provided the shares are held for the periods described below. All shares received by the employee are held by a trustee on behalf of the employee, and cannot be sold or transferred for at least two years. Shares sold or transferred after two years but before three years from receipt are subject to income tax. The shares received or purchased under the plan receive dividends, which are distributed by the trustee on an annual basis.

(6)
The Tyco International Ltd. UK Savings Related Share Option Plan ("SAYE") is a UK Inland Revenue approved plan for UK employees pursuant to which employees may be granted options to purchase shares at the end of three years of service at a 15% discount off the market price at time of grant. Employees make monthly contributions that are, at the election of the employee, used for the purchase price or returned to the employee. The total amount of shares that may be purchased at the end of the three years of service is equal to the total of the monthly contributions, plus a tax-free bonus amount equal to a multiple of the aggregate amount of monthly contributions, divided by the option price. An option will generally be exercisable only during the period of six months following the three-year period. The plan is administered by the Company's International Benefits Oversight Committee, appointed by the Compensation and Human Resources Committee.

BOARD COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        Fiscal year 2004 was a year of continuous improvement. As a company, we focused on operational excellence—growing revenue, expanding operating margins, generating strong cash flow and strengthening our balance sheet. Efforts to drive operating intensity have included improving our processes and quality through Six Sigma, strategic sourcing, consolidating our business footprint and leveraging our best practices. We have continued to stress governance and integrity as cornerstones of all we do. Through all these efforts, we have made great progress in building confidence of employees, shareholders, suppliers and customers. Our "Vital" public relations campaign has helped publicize the broad range of products and services that Tyco offers, as we continue to successfully rebuild and strengthen our reputation.

Committee Membership and Duties

        For fiscal 2004, the Compensation and Human Resources Committee of the Board of Directors was composed solely of independent directors, Mackey McDonald (Chair), George Buckley and Admiral Dennis Blair.

        During fiscal 2004, the Board continued to strengthen its governance and compliance policies and processes. Following an in-depth review, the Board amended the charter for the Compensation Committee to change its name to the "Compensation and Human Resources Committee." The new name more accurately reflects the scope of its duties and responsibilities, including oversight of the Company's compensation structure, policies and programs; review of individual performance of the Company's officers and other senior executives; adoption of recommendations to the Board regarding officer and senior executive base compensation; establishment and oversight of officer stock retention and ownership guidelines; review and approval of compensation strategies and incentive compensation and equity-based plans; review of management succession planning and review of issues related to the Company's human resources strategy. The charter amendment also incorporated certain changes necessary to comply with newly adopted NYSE rules, and clarified the Committee's role regarding the Company's broadly applicable benefit programs.

        To assure that we continue to benefit from independent, expert compensation advice, during 2004 the Committee retained Watson Wyatt Worldwide as consultant to the Committee. Ira Kay, Ph.D., who leads Watson Wyatt's compensation practice and has worked closely with U.S. public, international and private companies in the development of annual and long-term incentive plans to increase shareholder value, has worked closely with the Committee.

Compensation for Fiscal Year 2004

        During fiscal 2004, our new key management team was largely in place. Carol Anthony Davidson joined the Company as its controller, with responsibility for Sarbanes-Oxley compliance as well as the maintenance of the Company's financial controls. At the business segment level, Robert P. Mead announced his intention to retire after 30 years of dedicated service to the Company, and on September 27, 2004, his successor, Thomas J. Lynch, joined the Company as President of Tyco Engineered Products and Services. Mr. Mead will remain with the Company until the end of the second quarter of fiscal 2005 to help with the leadership transition. Recognizing the need to assure a smooth transition in the event of such leadership changes, the Company's succession planning process has been strengthened across the Company at both segment and functional levels.

        We continued to examine and refine our compensation philosophy and strategy throughout the fiscal year as part of our ongoing efforts to strengthen and enhance our corporate governance processes. Overall, the Company's compensation philosophy is to reward superior performance at competitive levels and to be simple, transparent and easy to communicate; to be reasonable; to be supportive of our talent strategy; to be sufficiently flexible to differentiate based on individual performance and potential; and to provide a fair balance of risk and reward. The philosophy embodies our corporate values: Integrity—reward for doing the right things the right way; Excellence—true achievement of outstanding results; Teamwork—great leaders enable teamwork; and Accountability—set and meet commitments. In summary, the Company's compensation philosophy is intended to reward achievement of sustained, measurable results and behaviors that exemplify the corporate values.

        We approved a fiscal 2004 annual incentive compensation program for executives of Tyco and its subsidiaries that is substantially similar to the fiscal 2003 program. The annual incentive program reflects the Company's compensation philosophy, is linked to our values and goals and closely ties annual incentive opportunities to business performance, measured by earnings and free cash flow. The program includes minimum performance thresholds required to earn any incentive compensation, as well as maximum payouts geared towards rewarding extraordinary business performance. We are cognizant of the competitive environment in which we must compete for superior executive talent and seek to maintain a compensation strategy that is competitive in the industries in which we do business.

        The basic elements of Tyco's compensation program for its senior executives remain base salary, annual incentive bonus opportunity, and long-term equity-based incentive compensation. Annual incentive bonus opportunities for segment presidents (other than Mr. Lynch, who joined the Company at the end of the fourth quarter and whose bonus amount was previously established for fiscal 2004) were based upon the Compensation and Human Resources Committee's and senior management's assessment of the respective segment's financial performance, evaluated using earnings before interest and taxes ("EBIT") and segment free cash flow, with a portion of the annual incentive bonus based on the overall performance of Tyco, using Company Earnings Per Share ("EPS") and total Company free cash flow as the measures. For fiscal 2004, the annual incentive bonus for all officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 was tied solely to Company performance (except as described above), and was paid out pursuant to the Tyco International, Ltd. 2004 Stock and Incentive Plan, a shareholder approved plan intended to satisfy the requirements for deductibility under Section 162(m) of the Internal Revenue Code.

        The Summary Compensation table on page 20 reflects the bonus amounts for Messrs. Breen, FitzPatrick and Lytton, reflecting payments based on the performance of the Company's 2004 EPS and free cash flow goals. Mr. Robinson's bonus reflects payments based 80% on the performance of the Company's Fire and Security segment and 20% on the performance of Tyco overall during fiscal 2004. Similarly, the amount awarded to Dr. Gromer reflects a cash payment based 80% on the performance of the Company's Electronics segment and 20% on the performance of Tyco overall during fiscal 2004.

        Equity-based incentive compensation for fiscal 2004 was generally provided in the form of restricted stock grants and/or stock option awards. The Committee believes equity-based incentive compensation aligns executive and shareholder interests because (i) the use of a multi-year vesting schedule for equity awards encourages executive retention and emphasizes long-term growth, and (ii) paying a significant portion of management's compensation in Tyco equity provides management with a powerful incentive to increase shareholder value over the long term. Stock option and restricted share awards for executive officers and segment presidents are generally reflective of position and individual contribution, taking into account equity-based compensation levels for executives in comparable positions at other large diversified companies. The Committee determines appropriate individual long-term incentive awards in the exercise of its discretion in view of the above criteria and applicable policies.

        During fiscal 2004, we established procedures to monitor and assure compliance with the stock retention and ownership guidelines approved by the Board in fiscal 2003 for all executive officers. These guidelines generally require officers subject to the reporting requirements of Section 16 of the Securities Exchange Act of 1934 to retain at least 75% of "earned equity awards" until their required ownership levels have been attained, and to retain 25% of subsequently earned equity awards for a minimum period of three years after such awards are earned. Required ownership levels vary by position, and range from three to ten times base salary. "Earned equity awards" include vested restricted stock and shares obtained upon option exercise; both are net of shares required to be sold to cover required minimum tax withholding.

        The Committee reviews recommendations provided by its outside consultant, Watson Wyatt, to assist in determining competitive levels of compensation for officers and other management employees. We are committed to hiring and retaining the best executive talent and paying competitively, when such pay is merited by performance, and to retaining, developing and motivating talented executives.

Chief Executive Officer Compensation

        The Compensation and Human Resources Committee and the Nominating and Corporate Governance Committee jointly reviewed the performance of our Chief Executive Officer using a CEO scorecard introduced last year. The scorecard was developed as a tool to evaluate performance, provide relevant, thoughtful feedback, and support pay decisions. In addition to Company performance, the scorecard reviewed elements of personal performance such as leadership, business acumen, selection and development of people, and adherence to principles of corporate governance.

        For fiscal 2004, Mr. Breen received an increase to his annual salary, based on merit, of 4% (2.7% on an annualized basis). His resulting annualized salary is $1,560,000. Based on performance against Company EPS and free cash flow goals, Mr. Breen earned a fiscal 2004 Annual Incentive of $3,120,000. This amount represents the maximum payout under the plan for exceeding stretch performance goals in the achievement of outstanding EPS and free cash flow results in 2004. In fiscal 2004, the Committee awarded Mr. Breen 200,000 shares of restricted stock and 600,000 premium-priced stock options. The restricted stock granted to Mr. Breen vests on the third anniversary of the grant, while the premium-priced options granted to Mr. Breen vest in equal installments over a three-year period, with exercise prices per share of $33, $36 and $40, respectively (the average price of Tyco common shares in fiscal 2004 was $27.96). The Committee feels strongly that the use of premium priced options better aligns Mr. Breen's long-term compensation with the interests of shareholders and the Company by establishing fixed exercise prices that build in required threshold increases in shareholder value.

        During Mr. Breen's second full year as Chief Executive Officer, the Company drove organic revenue growth and improved operating margins. Under Mr. Breen's leadership, the Company further strengthened its balance sheet by reducing debt by $4.232 billion and making approximately $575 million in voluntary pension contributions, and achieved full investment grade status following debt rating upgrades by Standard & Poor's, Moody's, and Fitch. The Company continued to make progress on the restructuring and divestiture programs announced in early fiscal 2004 and also continued to improve its corporate governance standards and processes and to emphasize the importance of its code of ethics. Under Mr. Breen's leadership, the Company achieved a significant increase in the Company's free cash flow for fiscal 2004 and in EPS over fiscal 2003. The Committee considers Mr. Breen's level of compensation appropriate for his outstanding leadership of the Company during fiscal 2004.

Certain Other Executive Officers

        The remaining four Named Officers are David J. FitzPatrick, Executive Vice President and Chief Financial Officer, William B. Lytton, Executive Vice President and General Counsel, David E. Robinson, President of Tyco Fire and Security, and Juergen Gromer, President of Tyco Electronics. The details of the compensation for these individuals are also described in the tables and footnotes above.

Tax Deductibility of Executive Compensation

        Section 162(m) of the Internal Revenue Code imposes a limit of $1,000,000 on the amount of compensation that may be deducted by Tyco with respect to the Chief Executive Officer and any of the other four most highly compensated officers; however, this limitation does not apply to compensation that qualifies as "performance-based" under federal tax law. It is the Committee's policy to have compensation payable to our executive officers qualify as performance-based and deductible for federal income tax purposes unless there are valid compensatory reasons for paying non-deductible amounts, such as the recruitment and retention of key employees. We have structured our incentive plans so that annual bonuses and stock options should be fully deductible. Deferrred stock units (DSUs) are paid following an executive's termination of employment when the deduction limits of Internal Revenue Code Section 162(m) do not apply. Examples of potentially non-deductible compensation would include non-deferred base salary in excess of $1 million, sign on/relocation bonuses, and time-based restricted stock awards.

Summary

        We are guided by the principle that the Company's total compensation program must be competitive, must support our overall strategy and objectives, and must provide significant rewards for outstanding financial performance while establishing clear consequences for under-performance. The Annual Incentive Plan was put in place to take into account Tyco's overall performance, as well as segment and individual objectives. Annual bonus and long-term awards for senior corporate management take into account not only objective financial goals, but also individual performance goals that reinforce our core values, which include accountability and the highest standards of corporate governance.

Submitted by the Compensation and Human Resources Committee:

Mackey J. McDonald, Chair
Admiral Dennis C. Blair
George W. Buckley

December 8, 2004

Compensation Committee Interlocks and Insider Participation

        None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation and Human Resources Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In fiscal 2004, there were no transactions with companies where our directors were employed and served as officers that exceeded one percent of the gross revenue of any of these entities or of the Company, which is the threshold set forth in the Company's governance principles, as described under "Corporate Governance" above.

        The Company offers a relocation program for employees who relocate at the Company's request and, in appropriate circumstances, to new employees who relocate in connection with their employment by the Company. Our program covers the cost, either through direct payment or reimbursement, for most of the reasonable expenses associated with relocation, including, but not limited to, disposition of current residence, home finding, home purchase/lease acquisition, temporary living, a miscellaneous allowance equal to one month's salary, and transportation and storage of household goods. In addition, the relocation program provides a tax gross-up on the taxable portion of certain amounts received by or paid on behalf of the employee under the program.

        For our executives, the relocation program includes a buyout provision for the pre-move residence. Tyco has engaged a relocation company to manage the home sale process. The relocation company purchases the home either at an appraised market value or at the value offered by a bona fide third-party purchaser. The relocation company then resells the home, and the Company is responsible for any costs associated with the subsequent maintenance and sale of the home, including the payment of a service fee to the relocation company.

        In fiscal 2004, Carol Anthony Davidson, our Senior Vice President, Controller and Chief Accounting Officer, received benefits under the relocation program in connection with his relocation to Princeton, New Jersey. Mr. Davidson sold his home to the relocation company pursuant to the relocation program for $1,057,500. In September 2004, the relocation company sold Mr. Davidson's home for $1,050,000, and the Company paid the relocation company for the loss of $7,500 on the resale of Mr. Davidson's home.

        As reported in last year's Proxy Statement, in fiscal 2004, John Evard, our Senior Vice President and Chief Tax Officer, received benefits under the relocation program in connection with his relocation to Princeton, New Jersey. Mr. Evard sold his home to the relocation company pursuant to the relocation program for $1,300,000. In January 2004, the relocation company sold Mr. Evard's home for $1,260,000. The Company paid the relocation company for the loss of $40,000 on the resale of Mr. Evard's home and paid Mr. Evard $426,064 for the loss on sale of his home from capital improvements and a gross-up payment of $311,456.

        In November 2004, in connection with being hired as the President of Tyco Engineered Products and Services, Thomas Lynch sold his home to the relocation company pursuant to the relocation program for $755,000. The Company paid Mr. Lynch $12,000 for the loss on the sale of his home and an estimated gross-up payment of $5,299 pursuant to the terms of the relocation program, as described above. The relocation company is currently in the process of finding a buyer for Mr. Lynch's home.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

        Set forth below is a graph comparing the cumulative total shareholder return on Tyco common shares against the cumulative total return of the S&P 500 Index and the Dow Jones US Industrial Diversified Index, assuming investment of $100 on September 30, 1999, including re-investment of dividends. The graph below shows the cumulative total return as of the fiscal years ended September 30, 2000, 2001, 2002, 2003 and 2004.

	Cumulative Total Return
	9/99	9/00	9/01	9/02	9/03	9/04
Tyco International Ltd.	100.00	100.59	88.32	27.44	39.88	59.95
S & P 500	100.00	113.28	83.13	66.10	82.22	93.63
Dow Jones US Industrial Diversified	100.00	123.54	91.04	64.10	80.92	99.72

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires Tyco's officers and directors and persons who beneficially own more than ten percent of Tyco's common shares to file reports of ownership and changes in ownership of such common shares with the SEC and NYSE. These persons are required by SEC regulations to furnish Tyco with copies of all Section 16(a) forms they file. As a matter of practice, Tyco's administrative staff assists Tyco's officers and directors in preparing initial reports of ownership and reports of changes in ownership and files those reports on their behalf. Based on Tyco's review of the copies of such forms it has received, as well as information provided and representations made by the reporting persons, Tyco believes that all of its officers, directors and beneficial owners of more than ten percent of its common shares complied with Section 16(a) during Tyco's fiscal year ended September 30, 2004, except for: (1) the acquisition of dividends received as DSUs by Mssrs. Breen, FitzPatrick, Lytton and Pillmore on November 3, 2003, reported late on Form 4 on February 4, 2004; (2) the acquisition of dividends received as DSUs by Ms. Wijnberg, Admiral Blair, Dr. O'Neill, Messrs. Buckley, Gordon, Krol, McCall, McDonald and York on November 3, 2003, reported late on Form 4 on February 4, 2004; (3) seven transactions involving the disposition of common shares by John F. Fort, III, reported late on Form 4 on February 9, 2004; and (4) the acquisition of common shares by Mr. Gordon on July 19, 2004, reported late on Form 4 on August 20, 2004.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board is composed of four directors, each of whom the Board has determined meets the independence and experience requirements of the New York Stock Exchange. The Audit Committee operates under a revised charter approved by the Board in December 2004, which is attached as Appendix A to this Proxy Statement and is posted on our website. As more fully described in its charter, the Audit Committee oversees Tyco's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. Tyco's independent auditors are responsible for performing an audit in accordance with auditing standards generally accepted in the United States of America to obtain reasonable assurance that Tyco's consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements with accounting principles generally accepted in the United States of America. The internal auditors are responsible to the Audit Committee and the Board for testing the integrity of the financial accounting and reporting control systems and such other matters as the Audit Committee and Board determine.

        In this context, the Audit Committee has reviewed the consolidated financial statements for the fiscal year ended September 30, 2004, and has met and held discussions with management, the internal auditors and the independent auditors concerning the consolidated financial statements. Management represented to the Committee that Tyco's consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications).

        In addition, the Committee has discussed with the independent auditors the auditors' independence from Tyco and its management, including the matters in the written disclosures and the letter from the independent auditors required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees).

        Based upon the Committee's review and discussions referred to above, the Committee recommended that the Board include Tyco's audited consolidated financial statements in Tyco's Annual Report on Form 10-K for the fiscal year ended September 30, 2004 filed with the Securities and Exchange Commission.

Submitted by the Audit Committee,

Jerome B. York, Chair
Brian Duperreault
Bruce S. Gordon
Brendan R. O'Neill

December 8, 2004

PROPOSAL NUMBER TWO—RE-APPOINTMENT OF INDEPENDENT AUDITORS AND
AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION

        In accordance with Section 89 of the Companies Act 1981 of Bermuda, Tyco's shareholders have the authority to appoint Tyco's independent auditors and to authorize the Audit Committee to set the auditors' remuneration. Appointment of the independent auditors and authorization of the Audit Committee to set their remuneration requires the affirmative vote of a majority of the votes cast by the holders of common shares represented at the Annual General Meeting in person or by proxy. The Audit Committee and the Board recommend that shareholders reappoint Deloitte & Touche LLP as Tyco's independent auditors to serve until the 2006 Annual General Meeting and to authorize the Audit Committee of the Board to set their remuneration.

        PricewaterhouseCoopers LLP served as Tyco's independent auditors for fiscal 2003 and the subsequent interim period through February 17, 2004. On February 17, 2004, PricewaterhouseCoopers LLP resigned in accordance with the Companies Act 1981 of Bermuda after being notified that the Board, upon the recommendation of the Audit Committee, had determined to propose Deloitte & Touche LLP as the Company's independent auditors for fiscal 2004, effective as of February 17, 2004.

        The audit report of Deloitte & Touche LLP for fiscal 2004 and the audit report of PricewaterhouseCoopers LLP for fiscal 2003 on the Company's consolidated financial statements as of and for the years ended September 30, 2004 and 2003, respectively, did not contain any adverse opinion or disclaimer of opinion, nor were the reports qualified or modified as to uncertainty, audit scope or accounting principles.

        During the fiscal year ended September 30, 2003 and the subsequent interim period through February 17, 2004, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to PricewaterhouseCoopers LLP's satisfaction, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its audit report on the Company's consolidated financial statements for such year, and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        During the fiscal year ended September 30, 2003 and the subsequent interim period through February 17, 2004, the Company did not consult Deloitte & Touche LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

        Representatives of Deloitte & Touche LLP are expected to be at the Annual General Meeting to present the independent auditors' report on the consolidated financial statements of the Company for the fiscal year ended September 30, 2004. The representatives will also be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

  The Audit Committee and the Board recommend that shareholders vote FOR the appointment of Deloitte & Touche LLP and the authorization of the Audit Committee to set their remuneration.

Audit and Non-Audit Fees

        Aggregate fees for professional services rendered for Tyco by Deloitte & Touche LLP as of and for the fiscal year ended September 30, 2004 and by PricewaterhouseCoopers LLP as of and for the fiscal year ended September 30, 2003, respectively, are set forth below. The aggregate fees included in the Audit category are fees billed for the fiscal years for the audit of Tyco's annual financial statements and review of financial statements and statutory and regulatory filings or engagements. The aggregate fees included in each of the other categories are fees billed in the fiscal years. (All references to "$" in this Proxy Statement are to United States dollars.)

	Fiscal Year 2004 (in millions)	Fiscal Year 2003 (in millions)
Audit Fees	$31.0	$32.8
Audit-Related Fees	$3.5	$8.4
Tax Fees	$9.6	$23.2
All Other Fees	$8.5	$0.0

Total	$52.6	$64.4

        Audit Fees for the fiscal years ended September 30, 2004 and 2003 were for professional services rendered for the audits of the consolidated financial statements of the Company, quarterly review of the financial statements included in Tyco's Quarterly Reports on Form 10-Q, consents, comfort letters, international filings and other assistance required to complete the year-end audit of the consolidated financial statements.

        Audit-Related Fees as of the fiscal years ended September 30, 2004 and 2003 were for assurance and related services associated with acquisition/divestiture due diligence, employee benefit plan audits, internal control reviews and carve-out audits.

        Tax Fees as of the fiscal year ended September 30, 2004 were for tax compliance services, and tax fees as of the fiscal year ended September 30, 2003 were for services related to tax compliance, tax authority audit support and tax planning.

        All Other Fees as of the fiscal year ended September 30, 2004 were for internal audit support services and process improvement related consulting services provided in fiscal 2003 and for forensic accounting services provided to the Company's Special Committee Regarding Derivative Litigation.

        None of the services described above was approved by the Audit Committee under the de minimus exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

        In March 2004, the Audit Committee adopted a pre-approval policy that provides guidelines for the audit, audit-related, tax and other permissible non-audit services that may be provided by the independent auditors. The policy identifies the guiding principles that must be considered by the Audit Committee in approving services to ensure that the auditors' independence is not impaired. The policy provides that the Corporate Controller will support the Audit Committee by providing a list of proposed services to the Committee, monitoring the services and fees pre-approved by the Committee, providing periodic reports to the Audit Committee with respect to pre-approved services, and ensuring compliance with the policy.

        Under the policy, the Audit Committee annually pre-approves the audit fee and terms of the engagement, as set forth in the engagement letter. This approval includes approval of a specified list of audit, audit-related and tax services. Any service not included in the specified list of services must be submitted to the Audit Committee for pre-approval. All services may not extend for more than

12 months, unless the Audit Committee specifically provides for a different period. The independent auditor may not begin work on any engagement without confirmation of Audit Committee pre-approval from the Corporate Controller or his or her delegate.

        In accordance with the policy, the Chair of the Audit Committee has been delegated the authority by the Committee to pre-approve the engagement of the independent auditors when the entire Committee is unable to do so. The Chair must report all such pre-approvals to the Audit Committee at the next Committee meeting.

OTHER MATTERS

Costs of Solicitation

        The cost of solicitation of proxies will be paid by Tyco. Tyco has engaged MacKenzie Partners, Inc. as the proxy solicitor for the Annual General Meeting for an approximate fee of $9,500. In addition to the use of the mails, certain directors, officers or employees of Tyco may solicit proxies by telephone or personal contact. Upon request, Tyco will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of common shares.

Presentation of Financial Statements

        In accordance with Section 84 of the Companies Act 1981 of Bermuda, Tyco's audited consolidated financial statements for the fiscal year ended September 30, 2004 will be presented at the Annual General Meeting. These statements have been approved by Tyco's directors. There is no requirement under Bermuda law that these statements be approved by shareholders, and no such approval will be sought at the Annual General Meeting.

Registered and Principal Executive Offices

        The registered and principal executive offices of Tyco are located at Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. The telephone number there is (441) 292-8674.

Shareholder Proposals for the 2006 Annual General Meeting

        In accordance with the rules established by the SEC, as well as under the provisions of the Amended and Restated Bye-laws, any shareholder proposal submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 intended for inclusion in the Proxy Statement for next year's annual general meeting of shareholders must be received by Tyco no later than September 20, 2005. Such proposals should be sent to Tyco's Secretary at Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda. To be included in the Proxy Statement, the proposal must comply with the requirements as to form and substance established by the SEC and the Amended and Restated Bye-laws, and must be a proper subject for shareholder action under Bermuda law.

        A shareholder may otherwise propose business for consideration or nominate persons for election to the Board in compliance with U.S. federal proxy rules, Bermuda law and other legal requirements, without seeking to have the proposal included in Tyco's proxy statement pursuant to Rule 14a-8 under the Exchange Act. Bermuda law provides that only Tyco shareholders holding not less than 5% of the total voting rights or 100 or more registered Tyco shareholders together may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be deposited at the registered office of Tyco not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited. Under Rule 14a-4 under the Exchange Act, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the Chairman without additional proxy statement disclosure about the matter unless Tyco is notified about the matter at least 45 days before the first anniversary of the date on which this proxy statement is first mailed to shareholders and the proponents otherwise satisfy the requirements of Rule 14a-4. The deadline under Rule 14a-4 for next year's meeting is December 5, 2005.

United States Securities and Exchange Commission Reports

        Copies of our Annual Report on Form 10-K for the fiscal year ended September 30, 2004, as filed with the SEC (without exhibits), are available to shareholders free of charge on our website at www.tyco.com or by writing to Attn: Tyco Shareholder Services, Tyco International Ltd., Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda.

General

        The enclosed proxy is solicited on behalf of Tyco's Board. Unless otherwise directed, proxies held by the Chief Executive Officer or Chief Financial Officer will be voted at the Annual General Meeting (or an adjournment or postponement thereof) FOR the election of all nominees to the Board named on the proxy card and FOR the re-appointment of the independent auditors and authorizing the Audit Committee of the Board to set their remuneration. If any matter other than those described in this Proxy Statement properly comes before the Annual General Meeting, or with respect to any adjournment or postponement thereof, the Chief Executive Officer or Chief Financial Officer will vote the common shares represented by such proxies in accordance with his discretion.

APPENDIX A

AUDIT COMMITTEE CHARTER

PURPOSE

    The Audit Committee is appointed by the Board to assist the Board in monitoring:

  a.
  The integrity of the financial statements of the Company,
  b.
  The outside auditor's independence and qualifications,
  c.
  The performance of the Company's internal and external auditor,
  d.
  The compliance by the Company with legal and regulatory requirements, and
  e.
  The effectiveness of the Company's internal controls.

    The Audit Committee also is responsible for:

  a.
  Preparing the report required by the rules of the Securities and Exchange Commission ("SEC") to be included in the Company's annual proxy statement, and
  b.
  Overseeing the Company's policies, practices and compliance regarding its Guide to Ethical Conduct.

AUTHORITY

                The Audit Committee has authority to conduct or authorize investigations into any matters within its scope of responsibility. Such authority includes but is not limited to:

  a.
  Retain outside counsel, accountants, outside advisors, consultants, or others to assist in the conduct of an investigation or as it determines appropriate to advise or assist in the performance of its functions.
  b.
  Seek any information it requires from employees or external parties. Employees and external parties will be directed to cooperate and comply with the committee's requests.
  c.
  Meet with the senior internal auditor, company officers, external auditors, or outside counsel, as necessary.

COMPOSITION

                The Audit Committee shall have at least three members, each of whom shall meet the independence and experience requirements of the New York Stock Exchange, as determined by the Board. The Board, after due consideration of the recommendation of the Corporate Governance and Nominating Committee, shall appoint the members of the Audit Committee and designate its chair. Committee members may not serve on more than two additional Audit Committees of other public companies without the approval of the full Board of Directors.

                Each member of the Audit committee will be financially literate, as determined by the board. At least one member of the Audit Committee will qualify as an "audit committee financial expert," as defined by the SEC.

MEETINGS

                The Audit Committee shall meet at least six times a year, and may meet additionally as it deems necessary or appropriate in its judgment, either in person or telephonically. The Audit Committee shall meet at least quarterly with management, the senior internal auditor, and the external auditor in separate executive sessions.

RESPONSIBILITIES

    The Audit Committee will carry out the following responsibilities:

          Financial Statements

  1)
  Review the annual audited and quarterly financial statements, including the "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management, the internal auditor, and the outside auditor, and recommend to the Board whether the audited financial statements should be included in the annual report on Form 10-K.

  2)
  Discuss, including with the internal and outside auditor, corporate policies with respect to earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

  3)
  Review the process for the SEC-required CEO and CFO quarterly certification of financial statements.

  4)
  Review from time to time (but in no event less often than annually) with the outside auditor and management, as appropriate:

•	Significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;
•	Major issues regarding the Company's accounting and auditing principles and practices, including critical accounting policies, and major changes in auditing and accounting principles and practices suggested by the outside auditor, internal auditor or management;
•	Matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit;
•	The results of the audit, which should include a review of any audit problems or difficulties encountered by the outside auditor in the course of the audit work, including any restrictions on the scope of activities or access to required personnel or information, and any disagreements with management; and
•	Principles of accounting proposed or promulgated by regulatory accounting authorities.

          External Audit

  1)
  Annually retain, subject to the approval of the shareholders, evaluate, and, if appropriate, recommend termination of the Company's outside auditor. The Audit Committee shall be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation, oversight, and evaluation of performance of the work of the outside auditor. In addition, the Audit Committee will review and evaluate the performance of the auditor's lead audit partner. The Audit Committee shall approve in advance all audit engagement fees and the terms of all audit services to be provided by the outside auditor. The Audit Committee shall establish policies and procedures for the engagement of the outside auditor to provide permissible non-audit services, which shall include pre-approval of such services.

  2)
  At least annually, obtain and review a report from the outside auditor describing any relationships between the auditor and the Company and any other relationships that may adversely affect the auditor's independence, consider the independence of the outside auditor, and otherwise take appropriate action to satisfy itself of the independence of the auditor, including considering whether the provision of non-audit services by the outside auditor is compatible with the auditor's independence.

  3)
  Establish policies for the hiring of employees and former employees of the outside auditor.

  4)
  At least annually, review the external auditor's proposed audit scope and approach, including coordination of audit effort with internal audit, to ensure the completeness of coverage and reduction of redundant efforts.

  5)
  At least annually, obtain and review a report by the outside auditor describing its own internal quality-control procedures; any material issues raised by its most recent quality-control review or peer review; and any inquiry or investigation by governmental or professional authorities respecting any of its audits within the past five years, together with any steps taken to deal with any such issues.

  6)
  On a regular basis, meet separately with the external auditors to discuss any matters that the committee or auditors believe should be discussed privately.

          Internal Audit

  1)
  Select, monitor, evaluate, compensate, and if necessary, replace the internal audit director.

  2)
  Review with management and the senior internal auditor the charter, scope, responsibilities, plans, budget, staffing, organizational structure, thefts and defalcations and results of the internal audit function.

  3)
  The senior internal auditor will regularly attend all audit committee meetings. At least quarterly, meet separately with the senior internal auditor to discuss any matters that the committee or internal audit believes should be discussed privately.

          Compliance

  1)
  Selecting, monitoring, evaluating, compensating, and if necessary replacing the Corporate Ombudsman.

  2)
  Advise the Board with respect to the Company's Guide to Ethical Conduct, and annually review and assess the adequacy of the Guide to Ethical Conduct and recommend any proposed changes to the Board. Specifically, the Audit Committee shall discuss with management, the Company's senior internal auditor, and the Senior Vice President—Corporate Governance, their compliance with the Company's Guide to Ethical Conduct, including any insider and affiliated party transactions, and the Company's procedures to monitor compliance throughout the Company with the Guide to Ethical Conduct.

  3)
  Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable law and regulations.

  4)
  Review the effectiveness of procedures for the receipt, retention, resolution and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for employees to make confidential and anonymous submissions of concern regarding questionable accounting or auditing matters. This should also include a review of management follow-up, including disciplinary action, for any actions of noncompliance.

          Internal Controls

  1)
  Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

  2)
  Periodically review the adequacy and effectiveness of the Company's disclosure controls and procedures and the Company's internal controls, including any significant deficiencies and significant changes in internal controls.

  3)
  Consider the effectiveness of the Company's internal control over annual and interim financial reporting, including information technology security and control.

  4)
  Understand the scope of internal and external auditor's review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management responses.

          Reporting

  1)
  Regularly report to the Board about committee activities, issues and related recommendations.

  2)
  Report annually to the shareholders, describing the committee's composition, responsibilities, and how they were discharged, and any other information required by regulators.

          Other Responsibilities

  1)
  Assess annually the Audit Committee's and individual members' performance of the duties specified in this Charter and report its findings to the Board.

  2)
  Annually review and assess the adequacy of this Charter and recommend any proposed changes to the Board.

TYCO INTERNATIONAL LTD.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

        Proxy Card for use at the 2005 Annual General Meeting or any adjournment or postponement thereof (the "Meeting") of Shareholders of Tyco International Ltd., a company organized under the laws of Bermuda ("Tyco"), to be held on March 10, 2005 at 9:00 a.m., local time, at the Grandover Resort and Conference Center, One Thousand Club Road, Greensboro, North Carolina 27407.

        The person signing on the reverse of this card, being a holder of common shares of Tyco, hereby appoints as his/her proxy at the Meeting, Edward D. Breen or David J. FitzPatrick, or either of them, with full power of substitution, and directs such proxy to vote (or abstain from voting) at the Meeting all of his or her common shares as indicated on the reverse of this card or, to the extent that no such indication is given, to vote as set forth herein, and authorizes such proxy to vote in his discretion on such other business as may properly come before the Meeting.

        Please indicate on the reverse of this card how the common shares represented by this proxy are to be voted. If this card is returned duly signed but without any indication as to how the common shares are to be voted in respect of any of the resolutions described on the reverse, the shareholder will be deemed to have directed the proxy to vote FOR the election of all nominees to the Board of Directors and FOR proposal number 2, as described below.

PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE

1.
Election of the 12 nominees to the Board of Directors.

2.
Re-appointment of Deloitte & Touche LLP as Tyco's independent auditors and authorization for the Audit Committee of the Board of Directors to set the auditors' remuneration.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

In order to be effective, completed proxy cards should be received at the address set forth on the enclosed self addressed envelope or at one of the addresses and by the time (being local time) specified below:

In Bermuda: Tyco International Ltd., Second Floor, 90 Pitts Bay Road, Pembroke HM 08, Bermuda, by 5:00 p.m. on March 9, 2005.

In the United States: Tyco International Ltd., c/o Mellon Investor Services, P.O. Box 3510, South Hackensack, New Jersey 07606-9247, United States of America, by 8:00 a.m. on March 10, 2005.

In the United Kingdom: Tyco International Ltd., c/o Tyco Holdings (UK) Limited, 5th Floor, 30-34 Moorgate, London EC2R 6PJ, United Kingdom, by 5:00 p.m. on March 9, 2005.

In Australia: Tyco International Ltd., c/o Tyco International Pty. Limited, Level 6, 12 Help Street, Chatswood NSW 1515, Australia, by 5:00 p.m. on March 9, 2005.

PLEASE INDICATE WITH AN "X" IN THE APPROPRIATE SPACE HOW YOU WISH YOUR SHARES TO BE VOTED. IF NO INDICATION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBER 2, IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

Please Mark Here for Address Change or Comments    ☐     SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ALL 12 NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL NUMBER 2.

1. Election of the 12 nominees listed below to the Board of Directors	FOR ALL	WITHHOLD AUTHORITY	FOR ALL EXCEPT*
	☐	☐	☐

01 Dennis C. Blair, 02 Edward D. Breen, 03 George W. Buckley, 04 Brian Duperreault, 05 Bruce S. Gordon, 06 Rajiv. L. Gupta, 07 John A. Krol, 08 Mackey J. McDonald, 09 H. Carl McCall, 10 Brendan R. O'Neill, 11 Sandra S. Wijnberg, 12 Jerome B. York

To vote for all nominees, mark the "For All" box. To withhold voting for all nominees, mark the "Withhold Authority" box. To withhold voting for a particular nominee (or nominees), mark the "For All Except" box and enter the name(s) of the exception(s) in the space provided below.
* Exceptions:
2. Re-appointment of Deloitte & Touche LLP as Tyco's independent auditors and authorization for the Audit Committee of the Board of Directors to set the auditors' remuneration	FOR	AGAINST	ABSTAIN
	☐	☐	☐

Note:

1.
In the case of a corporation, this proxy must be under its common seal or signed by a duly authorized officer or director whose designation must be stated.

2.
In the case of joint holders, any holder may sign, but the vote of the senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority will be determined by the order in which the names stand in the Register of Shareholders.

3.
Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature	Signature/Title	Date

FOLD AND DETACH HERE

ADMISSION TICKET

        2005 Annual General Meeting
of
Shareholders
of
Tyco International Ltd.
March 10, 2005
9:00 A.M., Local Time
Grandover Resort and Conference Center
One Thousand Club Road
Greensboro, North Carolina 27407

QuickLinks

TYCO INTERNATIONAL LTD. NOTICE OF 2005 ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 10, 2005
TABLE OF CONTENTS
INFORMATION ABOUT THIS PROXY STATEMENT AND THE ANNUAL GENERAL MEETING
CORPORATE GOVERNANCE
COMPENSATION OF NON-EMPLOYEE DIRECTORS
PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE OFFICER COMPENSATION
BOARD COMPENSATION AND HUMAN RESOURCES COMMITTEE REPORT ON EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER RETURN PERFORMANCE PRESENTATION
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDIT COMMITTEE REPORT
PROPOSAL NUMBER TWO—RE-APPOINTMENT OF INDEPENDENT AUDITORS AND AUTHORIZATION OF THE AUDIT COMMITTEE TO SET THEIR REMUNERATION
OTHER MATTERS
APPENDIX A AUDIT COMMITTEE CHARTER
TYCO INTERNATIONAL LTD.
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
PLEASE MARK YOUR VOTES IN THE CORRESPONDING BOXES ON THE REVERSE SIDE
(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)
Address Change/Comments (Mark the corresponding box on the reverse side)
ADMISSION TICKET